                                                                     EXHIBIT 1.1







                              AMENDED AND RESTATED

                             SELLING AGENT AGREEMENT

                                  by and among

                           Bank of America Corporation

                                     and the

                               Agents named herein

                                October 29, 2004

October 29, 2004
To the Agents listed on
the signature page hereto.

            Bank of America Corporation, a Delaware corporation (the "Company"), proposes to issue and sell up to $6,000,000,000 aggregate principal amount of its Bank of America Corporation InterNotes(R) due nine months or more from date of issue (the "Notes"). The Notes may be Senior Notes or Subordinated Notes, of which $2,775,414,000 aggregate principal amount of the Notes has been issued and sold to date. The Senior Notes are to be issued pursuant to an amended and restated indenture dated as of July 1, 2001 between the Company and The Bank of New York (the "Senior Trustee") (the "Senior Indenture"). The Subordinated Notes are to be issued pursuant to an amended and restated indenture dated as of July 1, 2001 between the Company and The Bank of New York (the "Subordinated Trustee") (the "Subordinated Indenture"). The Senior Trustee and the Subordinated Trustee are collectively referred to herein as the "Trustee," and the Senior Indenture and the Subordinated Indenture are collectively referred to herein as the "Indentures." The terms of the Notes are described in the Prospectus referred to below.

            The parties to this Amended and Restated Selling Agent Agreement (the "Agreement") originally entered into a Selling Agent Agreement, dated January 22, 2001, as amended and restated on August 22, 2001 and August 20, 2002, and now wish to amend and restate such agreement as provided herein.

            Subject to the terms and conditions contained in this Agreement, the Company hereby (1) appoints each of you as agent of the Company ("Agent") for the purpose of soliciting offers to purchase the Notes and each of you hereby agree to use your reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and after consultation with Incapital LLC (the "Purchasing Agent") and (2) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section V hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Notes as principal for resale to other Agents or dealers (the "Selected Dealers"), each of whom will purchase as principal. The Company reserves the right to enter into agreements substantially identical hereto with other agents.

                                       I.

            The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement No. 333-97157 relating to the Notes and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement and the prospectus filed pursuant to Rule 424 under the 1933 Act, including all documents incorporated therein by reference, as from time to time amended or supplemented, including any Pricing Supplement (as defined herein), are referred to herein as the "Registration Statement" and the "Prospectus," respectively. The Registration Statement has been declared effective by the SEC, and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                                      II.

            The obligations of the Agents hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the date of any Terms Agreement (including the filing of any document incorporated by reference therein) and as of the date of any Terms Agreement, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions.

      (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

      (b) On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

            (1) The opinion of Helms Mulliss & Wicker, PLLC, counsel for the Company, to the effect of paragraphs (i) and (iv) through (xiii) below, and the opinion of the General Counsel to the Company (or such other attorney, reasonably acceptable to counsel to the Agents, who exercises general supervision or review in connection with a particular securities law matter for the Company), to the effect of paragraphs (ii) and (iii) below:

                  (i) The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; Bank of America, N. A. and Fleet National Bank (each a "Principal Subsidiary Bank") are national banking associations formed under the laws of the United States and authorized thereunder to transact business;

                  (ii) Each of the Company and each of the Principal Subsidiary Banks is qualified or licensed to do business as a foreign corporation in any jurisdiction in which such counsel has knowledge that the Company or each of the Principal Subsidiary Banks, as the case may be, is required to be so qualified or licensed;

                  (iii) All the outstanding shares of capital stock of each of the Principal Subsidiary Banks have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C.
            Section 55, as amended) nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of each of the Principal Subsidiary Banks (except directors' qualifying shares) are owned, directly or indirectly, by the Company free and clear of any perfected security interest and such counsel is without knowledge of any other security interests, claims, liens or encumbrances;

                  (iv) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. Section 1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy;

                  (v) Each of the Indentures has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. Section 1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy;

                  (vi) The Notes have been duly authorized and, when the terms of the Notes have been established and when the Notes have been completed, executed, authenticated and delivered in accordance with the provisions of the applicable Indenture, the applicable Board Resolutions and this Agreement against payment of the consideration therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of such Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C.Section 1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy;

                  (vii) The Registration Statement has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceeding for that purpose has been instituted or threatened; and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, and that part of the Registration Statement which constitutes the Form T-1s, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Trust Indenture Act, and the respective rules and regulations of the SEC thereunder;

                  (viii) The forms of Note attached to the Secretary's
            Certificate delivered to the Agents conform in all material respects to the descriptions thereof contained in the Prospectus;

                  (ix) Each of the Indentures conforms in all material respects to the description thereof contained in the Prospectus;

                  (x) Such counsel is without knowledge that (1) there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement or Prospectus which is omitted or not adequately disclosed therein, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement, is not so described or filed as required;

                  (xi) Neither the issuance and sale of the Notes, the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of or constitute a default under the Certificate of Incorporation or the Bylaws of the Company, each as amended to date, or (1) the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or any Principal Subsidiary Bank is a party or bound, or (2) any order, law or regulation known to such counsel to be applicable to the Company or any Principal Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any Principal Subsidiary Bank;

                  (xii) No consent, approval, authorization or order of any
            court or governmental agency or body in the United States is necessary or required on behalf of the Company for the consummation of the transactions contemplated herein, except such as have been obtained under the 1933 Act and such as may be required under blue sky, state securities, insurance laws or similar laws of any jurisdiction in connection with the purchase and distribution of the Notes and such other approvals (specified in such opinion) as have been obtained; and

                  (xiii) Such counsel is without knowledge of any rights to the registration of securities of the Company under the Registration Statement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Company's intention to file the Registration Statement.

            In rendering such opinion, counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of North Carolina, the United States, or the General Corporate Law of Delaware, to the extent deemed proper and specified in such opinion, upon counsel for the Agents or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Agents; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

            In rendering such opinion, but without opining in connection therewith, such counsel shall state that, although such counsel expresses no view as to portions of the Registration Statement consisting of financial statements and other financial, accounting and statistical information, and that part of the Registration Statement which constitutes the Form T-1s, and it has not independently verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus or any amendment or supplement thereto (other than as stated in (viii) and (ix) above), such counsel has no reason to believe that such remaining portions of the Registration Statement or any amendment thereto, at the time it became effective, and as of the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the Prospectus, as amended or supplemented, as of its date and as of the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (2) The opinion of Morrison & Foerster LLP, counsel to the Agents, covering the matters referred to in subparagraph (1) under the subheadings
      (iv) through (ix), inclusive, above.

            In rendering such opinion, counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the United States or the General Corporation Law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon counsel for the Company or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Company; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

            In rendering such opinion, but without opining in connection therewith, such counsel shall state that while it has not verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus or any amendment or supplement thereto (other than as stated in (viii) and (ix) above), it has participated in reviews and discussions in connection with the preparation of the Registration Statement and Prospectus (the documents incorporated by reference having been prepared and filed by the Company without its participation), and in the course of such reviews and discussions, nothing has come to its attention which would lead it to believe that the Registration Statement at the time it became effective and as of the date hereof (except for the financial statements, schedules and the notes thereto and the other financial and statistical data included or incorporated by reference therein, and that part of the Registration Statement which constitutes the Form T-1s, as to which it expresses no belief) contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented, as of its date and as of the date of such opinion (except for the financial statements, schedules and the notes thereto and the other financial and statistical data included or incorporated by reference therein, as to which it expresses no belief) contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (c) On the date hereof, the Agents shall have received a certificate of the Chairman of the Board, Chief Executive Officer or a Senior Vice President, and the principal financial or accounting officer of the Company, dated as of the date hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and they are without knowledge that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus, (ii) the representations and warranties of the Company contained in this Agreement are not true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has not performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, (iv) any stop order suspending the effectiveness of the Registration Statement has been issued and any proceedings for that purpose have been instituted or threatened by the SEC and (v) any litigation or proceeding is pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way affects the validity of the Notes.

      (d) On the date hereof, the Agents shall have received a letter from PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

      (i) They are an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the applicable rules and regulations thereunder adopted by the SEC.

      (ii) In their opinion, the consolidated financial statements of the Company audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related rules and regulations adopted by the SEC.

      (iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                        (a) Reading the minutes of the meetings of the stockholders, the board of directors, executive committee and audit committee of the Company and the boards of directors of the Principal Subsidiary Banks as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

                        (b) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Accounting Standards No. 100 and 71, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Prospectus to the date of the latest available interim financial data; and

                        (c) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

            (1) the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the General Rules and Regulations under the 1934 Act;

            (2) any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, for them to be in conformity with generally accepted accounting principles;

            (3)   (A)     at the date of the latest available interim financial
      data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the common stock or consolidated long-term debt (other than scheduled repayments of such debt) of the Company and the subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or (B) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the common stock or consolidated long-term debt (other than scheduled repayments of such debt) of the Company and the subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and Prospectus discloses have occurred or may occur, or PricewaterhouseCoopers shall state any specific changes or decreases.

         (iv) The letter shall also state that PricewaterhouseCoopers has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents and agreed to by PricewaterhouseCoopers, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

         (e) On the date hereof and on each Settlement Date (as defined herein) with respect to any purchase of Notes by the Purchasing Agent, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Purchasing Agent and to counsel to the Agents.

         (f) There shall not have come to the attention of the Purchasing Agent or any Agent purchasing Notes as principal any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

         The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement, are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes, (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC and (iii) there shall have been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, each of which conditions shall be met on the date of the Terms Agreement and on the corresponding Settlement Date. Further, if specifically called for by any written agreement by the Purchasing Agent, including a Terms Agreement, to purchase Notes as principal, the Purchasing Agent's obligations hereunder and under such agreement, shall be subject to such additional conditions, including those set forth in clauses (a), (b) and (c) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.

                                      III.

            In further consideration of your agreements herein contained, the Company covenants as follows:

      (a) The Company will notify the Agents immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus (other than with respect to a document filed with the SEC pursuant to the 1934 Act which will be incorporated by reference in the Registration Statement and the Prospectus), (iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto (other than such a request with respect to a document filed with the SEC pursuant to the 1934 Act which will be incorporated by reference in the Registration Statement and the Prospectus), and (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) The Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes or any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates or maturity dates of Notes or similar changes or an amendment or supplement effected by the filing of a document with the SEC pursuant to the 1934 Act) and, upon request, will furnish the Agents with copies of any such registration statement or amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such registration statement or amendment or supplement in a form as to which the Agents or counsel to the Agents reasonably object.

      (c) The Company will deliver to the Agents without charge, as many signed and conformed copies of (i) the Indentures, (ii) the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) and (iii) a certified copy of the corporate authorization of the issuance and sale of the Notes as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes under the 1933 Act. Upon request, the Company will furnish to the Agents a paper copy of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Company with the SEC pursuant to the 1934 Act as soon as practicable after the filing thereof.

      (d) The Company will prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a pricing supplement (and, in the case of indexed Notes, a preliminary pricing supplement) with respect to such Notes substantially in one of the forms attached as Exhibit D or such other form as may be agreed upon by the Company and the Purchasing Agent (each, a "Pricing Supplement") and will file such Pricing Supplement with the SEC pursuant to Rule 424(b) under the 1933 Act not later than the close of business on the second business day after the date on which such Pricing Supplement is first used.

      (e) Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel to the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the General Rules and Regulations under the 1933 Act, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes and to cease sales of any Notes by the Purchasing Agent, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

      (f) Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish promptly such information to the Agents, confirmed in writing, and thereafter shall cause promptly the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto, as well as such other information and explanations as shall be necessary for an understanding thereof, as may be required by the 1933 Act or the 1934 Act or otherwise.

      (g) Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish promptly such information to the Agents and thereafter shall cause promptly the Registration Statement and the Prospectus to be amended to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements, as may be required by the 1933 Act or the 1934 Act or otherwise.

      (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) and of Rule 158 under the 1933 Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

      (i) The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

      (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

      (k) The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section or the provisions of Sections VII(b), (c) and (d) during any period from the time (i) the Agents have suspended solicitation of purchases of the Notes in their capacity as agent pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes as principal purchased from the Purchasing Agent to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently agree for the Purchasing Agent to purchase Notes as principal.

                                      IV.

      (a) The Agents propose to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to the Agents from time to time by the Company or the Purchasing Agent, as the case may be. For the purpose of such solicitation, the Agents will use the Prospectus as then amended or supplemented (together with any preliminary Pricing Supplement for a series of Notes, if applicable) which has been most recently distributed to the Agents by the Company, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company, the Agents will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Agents that such solicitation may be resumed.

            Unless otherwise instructed by the Company or specified in the applicable Terms Agreement or Pricing Supplement, the Agents are authorized to solicit offers to purchase the Notes only in denominations of $1,000 or more (in multiples of $1,000). The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company. Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Note actually sold as set forth in Exhibit A hereto (the "Concession"); provided, however, that the Company and the Purchasing Agent also may agree to a Concession greater than or less than the percentages set forth on Exhibit A hereto. The actual aggregate Concession with respect to each tranche of Notes will be set forth in the related Pricing Supplement. The Purchasing Agent and the other Agents or Selected Dealers will share the above-mentioned Concession in such proportions as they may agree.

            Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement.

      (b) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit B (the "Procedures"), as amended from time to time. Unless otherwise provided in a Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. The Agents and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and the Agents.

      (c) The Company, the Purchasing Agent and each Agent acknowledges and agrees, and each Selected Dealer will be required to acknowledge and agree, that the Notes (i) are being offered for sale in the United States only, (ii) are not savings accounts, deposits or other obligations of the Principal Subsidiary Banks or any other banking affiliate of the Company, (iii) are not guaranteed by the Principal Subsidiary Banks or any other banking affiliate of the Company and
(iv) are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                                       V.

            Each sale of Notes shall be made in accordance with the terms of this Agreement and a separate agreement substantially in one of the forms attached as Exhibit C or such other form as may be agreed upon by the Company and the Purchasing Agent (a "Terms Agreement") to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The offering of Notes by the Company hereunder and the Purchasing Agent's agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Company, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes (the "Settlement Date"), whether the Notes provide for a Survivor's Option, whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company, the Agents are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the Concession paid to you. Terms Agreements, each of which shall be substantially in one of the forms attached as Exhibit C or such other form as may be agreed upon by the Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.

                                      VI.

      (a) The Company represents and warrants to the Agents as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise), as of each Settlement Date, and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement or furnished solely for the purpose of disclosure under Item 7.01 thereof) (each of the times referenced above being referred to herein as a "Representation Date") as follows:

                  (i) The Company meets the requirements for use of Form S-3 under the 1933 Act and has filed with the SEC the Registration Statement, which has been declared effective. The Registration Statement meets the requirements of Rule 415(a)(1) under the 1933 Act and complies in all other material respects with said Rule.

                  (ii) (A) the Registration Statement, as amended or supplemented, the Prospectus and the applicable Indenture will comply in all material respects with the applicable requirements of the 1933 Act, the Trust Indenture Act and the 1934 Act and the respective rules and regulations thereunder, (B) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (C) the Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (x) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of either of the Trustees or (y) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent specifically for inclusion in the Registration Statement and the Prospectus.

                  (iii) The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba; provided, however, that in the event that such Section 517.075 shall be repealed, or amended such that issuers shall no longer be required to disclose in prospectuses information regarding business activities in Cuba or that a broker, dealer or agent shall no longer be required to obtain a statement from issuers regarding such compliance, then this representation and agreement shall be of no further force and effect.

                  (iv) The documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the SEC, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC thereunder and, when read together with the other information in the Prospectus, at the date hereof, at the date of the Prospectus and at each Representation Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) Any certificate signed by any director or officer of the Company and delivered to the Purchasing Agent or to counsel for the Purchasing Agent in connection with an offering of Notes or the sale of Notes to the Purchasing Agent as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

      (c) All representations, warranties, covenants and agreements of the Company contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person of any Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

                                      VII.

      (a) Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to the Purchasing Agent pursuant to a sale of Notes to the Purchasing Agent, shall be deemed to be an affirmation that the representations and warranties of the Company made to the Agents in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

      (b)   Each time:

                  (i) the Company accepts a Terms Agreement requiring such updating provisions;

                  (ii) the Company files with the SEC an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that is incorporated by reference into the Prospectus;

                  (iii) the Company files with the SEC a Current Report on Form
            8-K required by Item 2.01 of Form 8-K that is incorporated by reference into the Prospectus; or

                  (iv) if required by the Agents after the Registration Statement or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes), the Company shall furnish or cause to be furnished forthwith to the Agents a certificate of the Chairman of the Board, the Chief Executive Officer or Senior Vice President and the principal financial or accounting officer of the Company dated the date specified in the applicable Terms Agreement or dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section II(c) hereof which was last furnished to the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section II(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

      (c)   Each time:

                  (i) the Company accepts a Terms Agreement requiring such updating provisions;

                  (ii) the Company files with the SEC an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that is incorporated by reference into the Prospectus; or

                  (iii) if required by the Agents after:

                        (A) the Company files with the SEC a Current Report on Form 8-K required by Item 2.01 of Form 8-K that is incorporated by reference into the Prospectus; or

                        (B) the Registration Statement or the Prospectus has been amended or supplemented (other than by an amendment or supplement providing solely for interest rates, maturity dates or other terms of the Notes or similar changes or an amendment or supplement which relates exclusively to an offering of securities other than the Notes), the Company shall furnish or cause to be furnished forthwith to the Agents and counsel to the Agents the written opinions of Helms Mulliss & Wicker, PLLC, counsel to the Company, and the General Counsel to the Company (or such other attorney, reasonably acceptable to counsel to the Agents, who exercises general supervision or review in connection with a particular securities law matter for the Company), or other counsel satisfactory to the Agents, dated the date specified in the applicable Terms Agreement or dated the date of filing with the SEC of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section II(b)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

      (d)   Each time:

                  (i) the Company accepts a Terms Agreement requiring such updating provisions;

                  (ii) the Company files with the SEC an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that is incorporated by reference into the Prospectus; or

                  (iii) if required by the Agents after:

                        (A) the Company files a Current Report on Form 8-K required by Item 2.01 of Form 8-K with the SEC that is incorporated by reference into the Prospectus; or

                        (B) the Registration Statement or the Prospectus has been amended or supplemented to include additional financial information required to be set forth or incorporated by reference into the Prospectus under the terms of Item 11 of Form S-3 under the 1933 Act, the Company shall cause PricewaterhouseCoopers forthwith to furnish the Agents a letter, dated the date specified in the applicable Terms Agreement or dated the date of effectiveness of such amendment, supplement or document filed with the SEC, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section II(d) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section II(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, PricewaterhouseCoopers may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement. If any other information included therein is of an accounting, financial or statistical nature, the Agents may request that procedures be performed with respect to such other information. If PricewaterhouseCoopers is willing to perform and report on the requested procedures, such letter should cover such other information. Any letter required to be provided by PricewaterhouseCoopers hereunder shall be provided within 10 business days of the filing of the Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, within a reasonable time of a request made pursuant to subparagraph (iii) hereof or on the date specified in an applicable Terms Agreement.

                                     VIII.

      (a) The Company agrees to indemnify and hold harmless each Agent and each person who controls any Agent within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Agent specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereof, or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of either of the Trustees and
(ii) such indemnity with respect to the Prospectus shall not inure to the benefit of any Agent (or any person controlling such Agent) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if the Agent failed to deliver a copy of the Prospectus as amended or supplemented to such person in connection with the sale of such Notes excluding documents incorporated therein by reference at or prior to the written confirmation of the sale of such Notes to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

      (b) Each Agent severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to written information relating to such Agent furnished to the Company by or on behalf of such Agent specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereof. This indemnity agreement will be in addition to any liability which any Agent may otherwise have. The Company acknowledges that
(i) the name of such Agent and the statements required by Item 508 of Regulation S-K set forth in the language on the cover page or under the heading "Plan of Distribution," (ii) the sentences relating to concessions and reallowances, and
(iii) the paragraph related to stabilization and syndicate covering transactions in the Prospectus constitute the only information furnished in writing by or on behalf of the several Agents for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereof.

      (c) Promptly after receipt by an indemnified party under this Section VIII of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section VIII, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent, if any, that such failure materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section VIII for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the Agents in the case of paragraph (a), representing the indemnified parties under paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

      (d) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section VIII is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on the grounds of policy or otherwise, the Company and the Agents shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Agents may be subject in such proportion so that each Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent bears to the total sales price from the sale of Notes sold to or through the Agents to the date of such liability, and the Company is responsible for the balance. However, if the allocation provided by the foregoing sentence is not permitted by applicable law, the Company and the Agents shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Agents may be subject in such proportion to reflect the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Agent, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Agents agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding anything to the contrary contained herein, (i) in no case shall an Agent be responsible for any amount in excess of the commissions and underwriting discounts received by such Agent in connection with the Notes from which such losses, liabilities, claims, damages and expenses arise and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section VIII, each person who controls any Agent within the meaning of the 1933 Act shall have the same rights to contribution as such Agent, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph
(d).

                                      IX.

            The Company may elect to suspend or terminate the offering of Notes under this Agreement at any time; the Company also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement attached hereto as Exhibit E. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Agents and by giving not less than 5 days' written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than 5 days' written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes. The Company shall promptly notify the other parties in writing of any such termination.

            The Purchasing Agent may, and, upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate any agreement hereunder by the Purchasing Agent to purchase such Notes, immediately upon notice to the Company at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement, any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries the effect of which is such as to make it, in the judgment of the Purchasing Agent or such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, (ii) since the date of such agreement, trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, (iii) a material disruption in the commercial banking or securities settlement or clearance services in the United States has occurred or a banking moratorium shall have been declared by Federal or New York State authorities, (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States the effect of which is such as to make it, in the judgment of the Purchasing Agent or such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes or (v) since the date of such agreement (a) a downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the SEC for purposes of Rule 436(g)(2) under the 1933 Act, and (b) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

            Any Terms Agreement shall be subject to termination in your absolute discretion on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement.

            If this Agreement is terminated, Section III(c) and (e), Section VIII and Section XII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Section III,
Section IV(b) and Section V shall also survive until time of delivery.

            In the event a proposed offering is not completed according to the terms of this Agreement, an Agent will be reimbursed by the Company only for out-of-pocket accountable expenses actually incurred by such Agent, and the Company shall remain responsible for such other expenses set forth in Section XIII.

                                       X.

            Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to such Agent at its address, telex or facsimile number set forth on Annex A hereto and if to the Company shall be sufficient in all respects if delivered or sent by telex, facsimile transmission (confirmed in writing) or registered mail to the Company at the address specified below. All such notices shall be effective on receipt.

                  If to the Company:

                           Bank of America Corporation
                           Bank of America Corporate Center
                           Corp. Treas. Div. NC1-007-07-06
                           100 North Tryon Street
                           Charlotte, North Carolina  28255
                           Attention: Karen A. Gosnell, Senior Vice President
                           Fax: (704) 386-0270

                  With copies to:

                           Bank of America Corporation
                           Bank of America Corporate Center
                           Legal Department, NC1-007-52-13
                           100 North Tryon Street
                           Charlotte, North Carolina  28255
                           Attention: General Counsel
                           Fax: (704) 370-3515

                           and

                           Helms Mulliss & Wicker, PLLC
                           201 North Tryon Street - Suite 3000
                           Charlotte, North Carolina  28202
                           Attention: Boyd C. Campbell, Jr.
                           Fax: (704) 343-2300

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

                                      XI.

            This Agreement shall be binding upon the Agents and the Company, and inure solely to the benefit of the Agents and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

                                      XII.

            This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the County of New York, New York, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in person, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

                                     XIII.

            If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

            The Company will pay the following expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement as originally filed; (ii) the preparation, filing and reproduction of this Agreement; (iii) the preparation, issuance and delivery of the Notes to the Agents, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Notes, the sale of the Notes and the Agents and the fees and expenses of any transfer agent or trustee for the Notes; (iv) the fees and expenses of counsel to any such transfer agent or trustee; (v) the fees and disbursements of the Company's accountants and counsel; (vi) the reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby; (vii) the qualification of the Notes under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky survey; (viii) the printing and delivery to the Agents of copies of the Registration Statement and of each amendment thereto, of the Prospectus and any amendments or supplements thereto;
(ix) the printing and delivery to the Agents of copies of any Blue Sky survey;
(x) the fees of the National Association of Securities Dealers, Inc.; (xi) the preparation, printing, reproduction and delivery to the Agents of copies of the Indentures and all supplements and amendments thereto; (xii) any fees charged by rating agencies for the rating of the Notes; (xii) the fees and expenses of any depository and any nominee thereof in connection with the Notes; and (xiii) if applicable, with prior Company approval, the fees of the New York Stock Exchange.

            This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

            If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

                                                Very truly yours,

                                                BANK OF AMERICA CORPORATION

                                                By: /s/ Page P. C. Stephens
                                                    ----------------------------
                                                    Name:  Page P. C. Stephens
                                                    Title: Senior Vice President

Confirmed and accepted
as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By: /s/ Lily Chang
    ----------------------------------
    Name:  Lily Chang
    Title: Principal

INCAPITAL LLC

By: /s/ Joseph Novak
    ----------------------------------
    Name:  Joseph Novak
    Title: General Counsel & Secretary

A. G. EDWARDS & SONS, INC.

By: /s/ Joyce Opinski
    ----------------------------------
    Name:  Joyce Opinski
    Title: Vice President

CHARLES SCHWAB & CO., INC.

By: /s/ Peter J. Campfield
    -------------------------------
    Name:  Peter J. Campfield
    Title: Vice President -- Fixed
           Income Trading

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Martha Bailey
    ---------------------------------
    Name:  Martha Bailey
    Title: Senior Vice President

EDWARD D. JONES & CO., L.P.

By: /s/ Philip Schwab
    ---------------------------------
    Name:  Philip Schwab
    Title: General Principal

MERRILL LYNCH, PIERCE, FENNER & SMITH
      INCORPORATED

By: /s/ Scott G. Primrose
    ---------------------------------
    Name:  Scott G. Primrose
    Title: Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED

By: /s/ Harold J. Hendershot, III
    ---------------------------------
    Name:  Harold J. Hendershot, III
    Title: Executive Director

UBS FINANCIAL SERVICES INC.

By: /s/ James LeBlanc
    ---------------------------------
    Name:  James LeBlanc
    Title: Senior Vice President

By: /s/ Karen A. Rockey
    ---------------------------------
    Name:  Karen A. Rockey
    Title: Senior Vice President

WACHOVIA CAPITAL MARKETS, LLC

By: /s/ George J. Curci
    ---------------------------------
    Name:  George J. Curci
    Title: Senior Vice President

ANNEX A

                            AGENT CONTACT INFORMATION

Banc of America Securities LLC
Hearst Tower
214 North Tryon Street
NC1-027-15-01
Charlotte, North Carolina  28255
Attention: David J. Walker
Fax: (704) 388-9939

Incapital LLC
One North LaSalle Street
Suite 3500
Chicago, Illinois  60602
Attention: Susan Lipe
Fax: (312) 379-3701

A.G. Edwards & Sons, Inc.
#1 North Jefferson
7th Floor Bond Department
St. Louis, Missouri 63103
Attention: Julie Perniciaro
Fax: (314) 955-5989

Charles Schwab & Co., Inc.
101 Montgomery Street
San Francisco, California 94104
Attention: Peter Campfield
SF345CAL-19-113
Fax: (415) 667-5090

Citigroup Global Markets Inc.
390 Greenwich Street, 4th Floor
New York, New York  10013
Attention: Martha Bailey
Fax: (212) 816-0949

Edward D. Jones & Co., L.P.
Corporate Bond Department
12555 Manchester Road
St. Louis, Missouri  63131
Attention: Karen Liebsch
Fax: (314) 515-3502

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Global Transaction Management Group
4 World Financial Center  Floor 15
New York, New York 10080
Attention: Scott G. Primrose
Fax: (212) 449-2234

Morgan Stanley & Co. Incorporated
1585 Broadway
2nd Floor
New York, New York  10036
Attention: Greg Hamwi
Fax: (212) 507-2460

With a copy to:

Morgan Stanley & Co. Incorporated
1585 Broadway
4th Floor
New York, New York  10036
Attention: Financing Services Group
Fax: (212) 507-2409

UBS Financial Services Inc.
800 Harbor Boulevard
Weehawken, New Jersey 07086-6793
Attention: Corporate Desk, Taxable Fixed Income Department
Fax: (201) 352-6900

With a copy to:

UBS Financial Services Inc.
Transaction Management Group
299 Park Avenue
New York, New York 10171
Attention:  Karen Rockey
Fax: (212) 821-5536

Wachovia Capital Markets, LLC
901 E. Byrd Street
West Tower, 3rd Floor
Richmond, Virginia 23219
Attention:  George J. Curci
Fax: (804) 868-2296

                                    EXHIBIT A

                              DEALER AGENT PROGRAM

The following Concessions are payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent.

  9 months to less than 18 months...................       0.200%
 18 months to less than 23 months...................       0.300%
 23 months to less than 35 months...................       0.400%
 35 months to less than 47 months...................       0.625%
 47 months to less than 59 months...................       0.750%
 59 months to less than 71 months...................       1.000%
 71 months to less than 83 months...................       1.100%
 83 months to less than 95 months...................       1.200%
 95 months to less than 107 months..................       1.300%
107 months to less than 119 months..................       1.400%
119 months to less than 131 months..................       1.500%
131 months to less than 143 months..................       1.600%
143 months to less than 179 months..................       1.750%
179 months to less than 239 months..................       2.000%
239 months to less than 360 months..................       2.500%
360 months or greater...............................       3.150%

                                    EXHIBIT B

                           Bank of America Corporation

                                 $6,000,000,000

                                  INTERNOTES(R)

                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                            ADMINISTRATIVE PROCEDURES

InterNotes(R), due from nine months or more from date of issue, are offered on a continuing basis by Bank of America Corporation. The Notes will be offered by Incapital LLC (the "Purchasing Agent"), Banc of America Securities LLC, A.G. Edwards & Sons, Inc., Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Edward D. Jones & Co., L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Financial Services Inc. and Wachovia Capital Markets, LLC (collectively, the "Agents"), pursuant to an Amended and Restated Selling Agent Agreement among the Company and the Agents dated October 29, 2004 (the "Selling Agent Agreement") and one or more terms agreements substantially in one of the forms attached to the Selling Agent Agreement as Exhibit C or such other form as may be agreed upon by the Company and the Purchasing Agent (each a "Terms Agreement"). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) (i) directly to customers of the Agents or (ii) to selected broker-dealers (the "Selected Dealers") for distribution to their customers pursuant to a Master Selected Dealer Agreement (a "Dealers Agreement") attached to the Selling Agent Agreement as Exhibit E. The Agents have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Notes may be either senior debt or subordinated debt and have been registered with the Securities and Exchange Commission (the "SEC"). The Bank of New York is the trustee (the "Trustee") for both the senior and the subordinated debt under amended and restated Indentures dated as of July 1, 2001, as amended and supplemented from time to time, between the Company and the Trustee (the "Indentures"), covering the Notes. Pursuant to the terms of the Indentures, The Bank of New York also will serve as authenticating agent, issuing agent and paying agent.

Each tranche of Notes will be issued in book-entry only form ("Notes") and represented by one or more fully registered global notes without coupons (each, a "Global Note") held by the Trustee, as agent for The Depository Trust Corporation ("DTC") and recorded in the book-entry system maintained by DTC. Each Global Note will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agent Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the applicable Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the applicable Indenture, the Selling Agent Agreement or the Prospectus and the Pricing Supplement (together, the "Prospectus"), the relevant provisions of the Notes, the applicable Indenture, the Selling Agent Agreement and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the SEC pursuant to Rule 424 of the 1933 Act, or in the applicable Indenture.

                       Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated August 20, 2002 and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the "Certificate Agreement") dated April 14, 1989 and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). The procedures set forth below may be modified in compliance with DTC's then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.

Maturities:       Each Note will mature on a date (the "Maturity Date")
                  not less than nine months after the date of delivery by the Company of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Company.
                  "Maturity" when used with respect to any Note, means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance All Notes that bear interest at a fixed rate ("Fixed-Rate Notes") issued in book-entry form having the same Original Issue Date (as defined below), interest rate, day-count convention, Regular Record Dates, Interest Payment Dates, Registrar, depository, redemption and/or repayment terms, if any, and Stated Maturity Date will be represented initially by a single Global Note. All Notes that bear interest at a floating rate ("Floating-Rate Notes") issued in book-entry form having the same Issue Date and formula for the calculation of interest, specifying the same base rate, or any other rate set forth by the Company, initial interest rate, index maturity, spread or spread multiplier (if any), minimum interest rate (if any), maximum interest rate (if any), redemption and/or repayment terms (if any), and Stated Maturity Date will be represented initially by a single Global Note. All Notes in which the amount of principal, premium, if any, interest or other amounts payable, if any, is determined by reference, either directly or indirectly, to the price, performance or levels of one or more securities, currencies or composite currencies, commodities, interest rates, inflation rates, stock indices or other indices or formulae ("Indexed Notes") issued in book-entry form having the same Issue Date, underlying index, credit or formula, initial interest rate, minimum interest rate (if any), maximum interest rate (if any), redemption and/or repayment terms (if any), and Stated Maturity Date will be represented initially by a single Global Note.

                  Each Global Note will be dated and issued the date of its authentication by the Trustee.

                  Each Global Note will bear an original issue date (the "Issue Date"). The Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution or an original Note regardless of their dates of authentication.

                  For other variable terms with respect to the Notes, see the Prospectus and the applicable Pricing Supplement.

Identification    The Company has received from the CUSIP Service Bureau (the
Numbers:          CUSIP Service Bureau") of Standard & Poor's Corporation
                  ("Standard & Poor's") one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. The Company will provide the Purchasing Agent,
                  DTC and the Trustee with a list of such CUSIP numbers. On behalf of the Company, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The
                  Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Purchasing
                  Agent, the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:     Unless otherwise specified by DTC, Global Notes will
                  be issued only in fully registered form without coupons. Each
                  Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the applicable Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC
                  (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:        Transfers of interests in a Global Note will be
                  accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:        The Trustee, at the Company's request, may deliver to DTC
                  and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more
                  Global Notes outstanding on such date that represent Notes having the same terms (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the applicable Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest
                  Payment Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement
                  Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants
                  (including the Issuing Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged
                  Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.
                  Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal or face amount, one replacement Global Note will be authenticated and issued to represent each $500,000,000 of principal or face amount of the exchanged Global Notes and an additional Global
                  Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See
                  "Denominations" below).

Denominations:    Unless otherwise agreed by the Company or specified
                  in the applicable Terms Agreement or Pricing Supplement, Notes will be issued in denominations of $1,000 or more (in multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of $500,000,000 or any other limit set by DTC (the "Permitted Amount"). If one or more Notes having an aggregate principal or face amount in excess of the Permitted Amount would, but for the preceding sentence, be represented by a single Global Note, then one
                  Global Note will be issued to represent each Permitted Amount principal or face amount of such Note or Notes and an additional Global Note will be Issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:      Unless otherwise specified in an applicable Pricing
                  Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:         General. Each Note will bear interest in accordance with
                  its terms. Interest on each Note will accrue from the Issue
                  Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued to, but excluding, as the case may be, the Interest Payment Date or the date of Maturity.

                  Each pending deposit message described under Settlement Procedure "C" below will be routed to Standard & Poor's Corporation, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor's Corporation.

                  Each Note will bear interest from, and including, its Issue Date at the rate set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full, in accordance with the terms of such Note. Unless otherwise specified in the applicable Pricing Supplement, interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor's Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor's Option will be payable to the person to whom principal shall be payable.

                  Any payment of principal, and premium, if any, interest or other amounts payable required to be made on a Note on a day which is not a Business Day (other than the Maturity Date) need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. However, in the case of a Floating-Rate Note based on the London interbank offered note ("LIBOR"), if an applicable Interest Payment Date is not a Business Day and the next succeeding Business Day occurs in the next calendar month, then the Interest Payment Date shall be the immediately proceeding Business Day. If the Maturity Date of any Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day with the same force and effect as if made on such Maturity Date, and no interest shall accrue on such payment for the period from and after such Maturity Date. The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

                  The Interest Payment Dates for a Fixed-Rate Note that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Note is issued. In the case of a Fixed-Rate Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Note is issued. In the case of a Fixed-Rate Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Note is issued. In the case of a Fixed-Rate Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Note is issued.

                  Interest Payments Dates for a Floating-Rate Note or Indexed Note with interest that resets daily, weekly or monthly shall be a date that occurs in each month (unless, in the case of an Indexed Note, otherwise specified in the applicable Pricing Supplement), as specified in the applicable Pricing Supplement. In the case of a Floating-Rate Note or Indexed Note with interest that resets quarterly, the Interest Payment Date shall be a date that occurs in each third month, as specified in the applicable Pricing Supplement. In the case of a Floating-Rate Note or Indexed Note with interest that resets semi-annually, the Interest Payment Date shall be a date, as specified in the applicable Pricing Supplement, that occurs in each of the two months specified in the applicable Pricing Supplement. In the case of a Floating-Rate Note or Indexed Note with interest that resets annually, the Interest Payment Date shall be a date, as specified in the applicable Pricing Supplement, that occurs the month of each year specified in the applicable Pricing Supplement.

                  Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Fixed-Rate Note shall be the first day of the calendar month in which such Interest Payment Date occurs, whether or not such day is a Business Day, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Floating-Rate Note or Indexed Note shall be the fifteenth calendar day immediately preceding such Interest Payment Date, whether or not such day is a Business Day, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

                  Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

Calculation of
Interest:         Interest on the Fixed-Rate Notes (including interest for
                  partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. (Examples of interest calculations are as follows: October 1, 1998 to April 1, 1999 equals 6 months and 0 days, or 180 days; the interest paid equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from December 3, 1998 to April 1, 1999 equals 3
                  months and 28 days, or 118 days; the interest payable equals
                  118/360 times the annual rate of interest times the principal amount of the Note.)

                  The interest rate on each Floating-Rate Note will be calculated by reference to the specified interest rate basis or formula, plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as set forth in the applicable Pricing Supplement. The "Spread" is the number of basis points specified by the Company on the Floating-Rate Note to be added to or subtracted from the base rate. The "Spread Multiplier" is the percentage specified by the Company on the Floating-Rate Note by which the base rate is multiplied in order to calculate the applicable interest rate.

                  Accrued interest on Floating-Rate Notes is calculated by multiplying the principal amount of a Note by an accrued interest factor. This accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise indicated in the applicable Pricing Supplement, the accrued interest factor will be computed and interest will be paid (including payments for partial periods) as follows:

                  (a) for Floating-Rate Notes based on the federal funds rate, LIBOR, the prime rate, or any other floating rate other than the treasury rate, the daily interest factor will be computed by dividing the interest rate in effect on that day by 360; and

                  (b) for Floating-Rate Notes based on the treasury rate, the daily interest factor will be computed by dividing the interest rate in effect on that day by 365 or 366, as applicable.

                  All dollar amounts used in or resulting from any calculation on Floating-Rate Notes will be rounded to the nearest cent with one-half cent being rounded upward. Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation with respect to a Floating-Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or
                  .0987655).

                  Interest on Indexed Notes, to the extent applicable, will be calculated as set forth in the applicable Pricing Supplement.

Business Day:     "Business Day" means, for any Note other than a
                  Floating-Rate Note based on LIBOR, and unless otherwise specified in the applicable Pricing Supplement, any weekday that is (1) not a legal holiday in New York, New York or Charlotte, North Carolina, (2) not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed, and (3) with respect to a Floating-Rate Note based on LIBOR, a London Banking Day. A
                  "London Banking Day" means any day in which commercial banks are open for business (including dealings in U.S. dollars) in London, England.

Payments of
Principal
and Interest:     Payments of Principal and Interest. Promptly after each
                  Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest
                  Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under "Manner of Payment."

                  Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Notes maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under "Manner of Payment." If the Maturity Date of any Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the applicable Indenture and so advise the Company.

                  Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Prior to 10:00 a.m., New York City time, on the date of Maturity or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

                  Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for
Rate Setting
and Posting:      The Company and the Agents will discuss, from time to time, the Maturities, the Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as "Posting") or if the Company decides to change interest rates previously posted by it, it will promptly advise the Agents of the prices and interest rates to be posted.

                  The Purchasing Agent will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Company and the Trustee of said assignment by telephone and/or by fax or other form of electronic transmission. The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Agents and Selected Dealers.

Offering of
Notes: In the event that there is a Posting, the Purchasing Agent will communicate to each of the Agents and Selected Dealers the Maturities of, along with the interest rates to be borne by, each tranche of Notes that is the subject of the Posting. In the case of Indexed Notes, the Company shall furnish copies of the Prospectus (including any preliminary Pricing Supplement) to the Agents for delivery in connection with soliciting orders, and file such preliminary Pricing Supplement with the SEC in accordance with the applicable paragraph of Rule 424(b) under the Act. Thereafter, the Purchasing Agent, along with the other Agents and the Selected Dealers, will solicit offers to purchase the Notes accordingly.

Purchase of
Notes by the
Purchasing
Agent: The Purchasing Agent will, no later than 12:00 noon (New York City time) on the seventh day subsequent to the day on which such Posting occurs, or if such seventh day is not a Business Day on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a "Trade Day"), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each tranche that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

Acceptance
and Rejection
of Orders:        Unless otherwise agreed by the Company and the Agents, the
                  Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than the minimum denomination of the Notes will be accepted.

                  Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or
                  (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and participating Selected Dealers of the action taken by the Company.

Preparation
of Pricing
Supplement:       If any offer to purchase a Note is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement
                  (substantially in one of the forms attached to the Selling
                  Agent Agreement as Exhibit D or such other form as may be agreed upon by the Company and the Purchasing Agent) reflecting the terms of such Note and will file such Pricing
                  Supplement with the SEC in accordance with the applicable paragraph of Rule 424(b) under the Act. The Company shall use its reasonable best efforts to send such Pricing Supplement by email or fax to the Purchasing Agent and the Trustee by 3:00 p.m. (New York City Time) on the applicable Trade Day. The
                  Purchasing Agent shall use its reasonable best efforts to send such Pricing Supplement and the Prospectus by email or fax or overnight express (for delivery by the close of business on the applicable Trade Day, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable Trade Date) to each Agent (or other Selected
                  Dealer) which made or presented the offer to purchase the applicable Note and the Trustee at the following applicable address:

                  if to Banc of America Securities LLC, to:

                  9 West 57th Street
                  NY1-301-2M-01
                  New York, New York 10019
                  Attention: Transaction Management
                  Telephone: (212) 847-6466
                  Fax: (212) 847-5184

                  if to Incapital LLC, to:

                  One North LaSalle Street
                  Suite 3500
                  Chicago, Illinois 60646-7488
                  Attention: Susan Lipe
                  Telephone: (312) 379-3700
                  Fax: (312) 379-3701
                  if to A.G. Edwards & Sons, Inc, to:

                  #1 North Jefferson
                  7th Floor Bond Department
                  St. Louis, Missouri 63103
                  Attention: Julie Perniciaro
                  Telephone: (314) 955-5000
                  Fax: (314) 955-0100

                  if to Charles Schwab & Co., Inc., to:

                  101 Montgomery Street
                  San Francisco, California 94101
                  Attention: Peter Campfield
                  SF345CAL-19-115
                  Telephone: (415) 667-5072
                  Fax: (415) 667-5087

                  if to Citigroup Global Markets Inc., to

                  390 Greenwich Street, 4th floor
                  New York, New York 10013
                  Attention: Martha Bailey
                  Telephone: (212) 816-5831
                  Fax: (212) 816-0949

                  if to Edward D. Jones & Co., L.P., to:

                  Corporate Bond Department
                  12555 Manchester Road
                  St. Louis, Missouri 63131
                  Attention: Karen Liebsch
                  Telephone: (314) 515-5119
                  Fax: (314) 515-3502

                  if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, to:

                  ADP Integrated Distribution Services
                  1155 Long Island Ave.
                  Edgewood, New York 11717
                  Attention: Charmany Hill/MTNs
                  Telephone: (631) 254-7118
                  Fax: (631) 254-7132

                  if to Morgan Stanley & Co. Incorporated, to:

                  1585 Broadway
                  2nd Floor
                  New York, New York 10036
                  Attention: Greg Hamwi
                  Telephone: (212) 761-2206
                  Fax: (212) 507-2460

                  With a copy to:

                  ADP
                  1155 Long Island Ave.
                  Edgewood, New York 11717
                  Attention: Morgan Stanley Prospectuses

                  if to UBS Financial Services Inc., to:

                  800 Harbor Blvd.
                  Weehawken, New Jersey 07086-6793
                  Attention: Corporate Desk, Taxable Fixed Income
                  Telephone: (201) 352-7150
                  Fax: (201)-271-9172

                  if to Wachovia Capital Markets, LLC, to

                  901 E. Byrd Street
                  West Tower, 3rd Floor
                  Richmond, Virginia 23219
                  Attention: George J. Curci
                  Telephone: (804) 868-2205
                  Fax: (804) 868-2296

                  and if to the Trustee, to:

                  The Bank of New York
                  10161 Centurion Parkway
                  Jacksonville, Florida 32256
                  Attention: Corporate Trust Department

                  For record keeping purposes, one copy of each preliminary and final Pricing Supplement, as so filed, shall also be mailed or faxed to:

                  Morrison & Foerster LLP
                  1290 Avenue of the Americas
                  New York, New York 10104-0050
                  Attention: James R. Tanenbaum, Esq.
                  Telephone: (212) 468-8163
                  Fax (212) 468-7900
                  and to:

                  Banc of America Securities LLC
                  Hearst Tower
                  214 North Tryon Street
                  NC1-027-15-01
                  Charlotte, North Carolina  28255
                  Attention: David J. Walker
                  Fax: (704) 388-9939

                  Each such Agent (or Selected Dealer), in turn, pursuant to the terms of the Selling Agent Agreement and the Master Selected Dealer Agreement, will cause to be delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selected Dealer.

                  Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of
Confirmation
and Prospectus
to Purchaser
by Presenting
Agent: Subject to "Suspension of Solicitation; Amendment or Supplement" below, the Agents will deliver a Prospectus and final Pricing Supplement as herein described with respect to each Note sold by it.

                  For each offer to purchase a Note accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent or Selected Dealer the terms of such Note, the amount being purchased by such Agent or Selected Dealer and other applicable details described above and delivery and payment instructions, with a copy to the Company.

                  In addition, the Purchasing Agent, other Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Notes the Prospectus (including the final Pricing Supplement) in relation to such Notes prior to or simultaneously with delivery of the confirmation of sale or delivery of the Note.

Settlement:       The receipt of immediately available funds by the
                  Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute "Settlement" with respect to such Note. All orders accepted by the Company will be settled within one to three
                  Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement
Procedures:       In the event of a purchase of Notes by any Agent, as agent, appropriate Settlement details, if different from those set forth below, will be set forth in a terms agreement to be entered into between such Agent and the Company pursuant to the Selling Agent Agreement. Settlement Procedures with regard to each Note sold by an Agent, as principal for the Company, shall be as follows:

                  A. After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the "Note Sale Information") to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

                        1.    Principal amount of the purchase;

                        2.    Whether the Notes are Senior or Subordinated;

                        3.    (a) Fixed-Rate Notes:

                                  (i)   Interest Rate,

                                  (ii)  Interest Payment Dates, and

                                  (iii) Regular Record Dates.

                              (b) Floating-Rate Notes:

                                  (i)   Base Rate or Rates,

                                  (ii)  Initial Interest Rate,

                                  (iii) Spread and/or Spread Multiplier, if any,

                                  (iv)  Interest Reset Date or Dates,

                                  (v)   Interest Reset Period,

                                  (vi)  Interest Payment Dates,

                                  (vii) Regular Record Dates,

                                  (viii)Index Maturity,

                                  (ix)  Maximum and Minimum Interest Rates, if
                                        any, and

                                  (x)   Calculation Agent.

                              (c) Indexed Notes:

                                  (i)   Base Rate(s),


                                  (ii)  Initial Reset Dates,


                                  (iii) Spread and/or Spread Multiplier, if any,

                                  (iv)  Underlying index, credit or formula,

                                  (v)   Interest (or Other Amounts Payable)
                                        Reset Dates(s),

                                  (vi)  Interest (or Other Amounts Payable)
                                        Reset Period,

                                  (vii) Interest (or Other Amounts Payable)
                                        Payment Dates(s),

                                  (viii)Regular Record Dates, if any, (ix)
                                        Maximum and Minimum Interest Rates, if
                                        any,

                                  (x)   Calculation Agent, and

                                  (xi) Whether the Notes will be convertible or exchangeable and, if so, the terms of such conversion or exchange;

                        4.    Settlement Date;

                        5.    Maturity Date;

                        6.    Price to Public;

                        7. Purchasing Agent's concession determined pursuant to Section IV(a) of the Selling Agent Agreement;

                        8.    Net proceeds to the Company;

                        9.    Trade Date;

                        10. If a Note is redeemable by the Company or repayable by the Noteholder, such of the following as are applicable:

                              (i) The date on and after which such Note may be redeemed/repaid (the "Redemption/Repayment
                                    Commencement Date"),

                              (ii) Initial redemption/repayment price (% of par),

                              (iii) Amount (% of par) that the initial
                                    redemption/repayment price shall decline
                                    (but not below par) on each anniversary of the Redemption/Repayment Commencement Date, and

                              (iv) In the case of Indexed Notes, any other material terms relating to redemption/ repayment;

                        11.   Whether the Note has a Survivor's Option;

                        12. If a Discount Note, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

                        13. DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note;

                        14. If a Note is to be listed on a stock exchange, the name of such exchange.

                        15. If a Note has a minimum denomination other than $1,000, such other minimum denomination; and

                        16. Such other terms as are necessary to complete the applicable form of Note.

                  B. The Company will confirm the previously assigned CUSIP number to the Global Note representing such Note and then advise the Trustee and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by fax or other form of electronic transmission of the information received in accordance with Settlement Procedure "A" above, the assigned CUSIP number and the name of the Purchasing Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note, and the Global Note representing such Note, will conform with the terms of the applicable Indenture; and (iii) upon authentication and delivery of the Global Note representing such Note, the aggregate principal amount of all Notes issued under the applicable Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company.

                  C. The Trustee will communicate to DTC and the Purchasing Agent through DTC's Participant Terminal System, a pending deposit message specifying the following Settlement information:

                        1. The information received in accordance with Settlement Procedure "A".

                        2. The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

                        3. Identification of the Global Note as a Fixed-Rate Note, a Floating-Rate Note or an Indexed Note.

                        4. The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date) (or, in the case of Floating-Rate Notes, which reset daily or weekly, the date five calendar days preceding the Interest Payment Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

                        5. The CUSIP number of the Global Note representing such Notes.

                        6. Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

                  D. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

                  E. The Trustee will complete and deliver a Global Note representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

                  F. The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

                  G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent's concession. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that
                        (a) the Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

                  H. The Purchasing Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent's participant account and credit such Note to the participant accounts of the Participants to whom such
                        Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note less the agreed upon concession so credited to their accounts.

                  I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                  J. The Trustee will credit to an account of the Company maintained at Bank of America, N.A. funds available for immediate use in an amount equal to the amount credited to the Trustee's DTC participant account in accordance with Settlement Procedure "G".

                  K. The Trustee will send a copy of the Global Note representing such Note by first-class mail to the Company.

                  L. Each Agent and Selected Dealer will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus (including the final Pricing Supplement) as most recently amended or supplemented must accompany or precede such confirmation.

                  M. Each Business Day, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the applicable Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement
Procedures
Timetable:        In the event of a purchase of Notes by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable
                  Terms Agreement to be entered into between the Purchasing
                  Agent and the Company pursuant to the Selling Agent Agreement.

                  Settlement Procedures "A" through "M" shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement

Procedure                                    Time
---------                                    ----
A                       4:00 p.m. on the Trade Day.
B                       5:00 p.m. on the Trade Day.
C                       2:00 p.m. on the Business Day before the Settlement
                        Date.
D                       10:00 a.m. on the Settlement Date.
E                       12:00 p.m. on the Settlement Date.
F                       12:30 a.m. on the Settlement Date.
G-H                     2:00 p.m. on the Settlement Date.
I                       4:45 p.m. on the Settlement Date.
J-L                     5:00 p.m. on the Settlement Date.
M                       Weekly or at the request of the Company.

                  NOTE: The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure "L"). Settlement Procedure "I" is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                  If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to
Settle: If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure "G", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the applicable Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "H", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse the Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

                  Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for
Rate Changes:     Each time a decision has been reached to change rates, the
                  Company will promptly advise the Agents of the new rates, who will forthwith suspend solicitation of purchases of Notes at the prior rates. The Agents may telephone the Company with recommendations as to the changed interest rates.

Suspension of
Solicitation
Amendment or
Supplement:       Subject to the Company's representations, warranties and
                  covenants contained in the Selling Agent Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

                  In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus (including the final Pricing Supplement) as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus (including the final Pricing Supplement) may not be so delivered.

                  If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Company may file with the SEC any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the SEC.

Trustee Not
to Risk Funds:    Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising
Costs: The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent's solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

                                    EXHIBIT C

                                 TERMS AGREEMENT

Part I: Form of Terms Agreement  for Fixed-Rate Notes

                         Bank of America Terms Agreement

Bank of America Corporation
100 North Tryon Street, NC 1-007-07-06
Charlotte, NC 28255

Bank of America InterNotes(R)
The undersigned agrees to purchase the following InterNotes(R)
Clearing Information: __________
The terms of such InterNotes(R) shall be as follows:

CUSIP Number:  __________
Principal Amount:  __________
Issue Price (as % of par):  __________
Commission:  __________
Net Proceeds to Issuer:  __________
Important Dates:
         Posting Date:  __________
         Trade Date:  __________
         Maturity Date:  __________
Coupon Type:  __________
Coupon:  __________
Coupon Payments:  __________
Settlement Date:  __________
Survivor's Option:  __________
Collateral Type:  __________
Moody's Rating:  __________
S & P Rating:  __________
Redemption Info:  __________

[Any other terms and conditions agreed to by the Purchasing Agent and the Company, including, without limitation, a minimum denomination other than $1,000 and whether the Notes will be listed on an exchange.]

Electronically Presented by: INCAPITAL LLC

Accepted by: BANK OF AMERICA CORPORATION

Part II: Form of Terms Agreement  for Floating-Rate Notes

                         Bank of America Terms Agreement

Bank of America Corporation
100 North Tryon Street, NC 1-007-07-06
Charlotte, NC 28255

Bank of America InterNotes(R)
The undersigned agrees to purchase the following InterNotes(R)
Clearing Information: __________
The terms of such InterNotes(R) shall be as follows:

CUSIP Number:  __________
Principal Amount:  __________
Issue Price (as % of par):  __________
Commission:  __________
Net Proceeds to Issuer:  __________
Important Dates:
         Posting Date:  __________
         Trade Date:  __________
         Settlement Date:  __________
         Maturity Date:  __________
Coupon Type:  __________
Interest Rate Basis:  __________
Index Maturity:  __________
Spread to Interest Rate Basis:  __________
Interest Payment Dates:  __________
Interest Reset Dates:  __________
Minimum Interest Amount:  __________
Day Count Basis:  __________
Survivor's Option:  __________
Collateral Type:  __________
Moody's Rating:  __________
S & P Rating:  __________
Redemption Info:  __________

[Any other terms and conditions agreed to by the Purchasing Agent and the Company, including, without limitation, a minimum denomination other than $1,000 and whether the Notes will be listed on an exchange.]

Electronically Presented by: INCAPITAL LLC

Accepted by: BANK OF AMERICA CORPORATION

Part III: Form of Terms Agreement for Consumer Price Index Linked Notes
                                                                 _________, 20__

                         Bank of America Terms Agreement

Bank of America Corporation
100 North Tryon Street, NC 1-007-07-06
Charlotte, NC 28255

Bank of America InterNotes(R)
The undersigned agrees to purchase the following InterNotes(R)
Clearing Information: __________
The terms of such InterNotes(R) shall be as follows:
CUSIP Number:  __________
Principal Amount:  __________
Issue Price (as % of par):  __________
Commission:  __________
Net Proceeds to Issuer:  __________
Important Dates:
         Posting Date:  __________
         Trade Date:  __________
         Settlement Date:  __________
         Maturity Date:  __________
Coupon Type:  __________
Interest Rate Basis:  __________
Index Maturity:  __________
Spread to Interest Rate Basis:  __________
Interest Payment Dates:  __________
Interest Reset Dates:  __________
Minimum Interest Amount:  __________
Day Count Basis:  __________
Survivor's Option:  __________
Collateral Type:  __________
Moody's Rating:  __________
S & P Rating:  __________
Redemption Info:  __________

[Any other terms and conditions agreed to by the Purchasing Agent and the Company, including, without limitation, a minimum denomination other than $1,000 and whether the Notes will be listed on an exchange.]

Electronically Presented by: INCAPITAL LLC

Accepted by: BANK OF AMERICA CORPORATION

                                    Exhibit D

             Part I: Form of Pricing Supplement for Fixed-Rate Notes

Filed under Rule 424(b)(3), Registration Statement No. 33-97157

Pricing Supplement No. ____ - dated ______, __________ __, 2004 (To: Prospectus Dated October 29, 2004)

                           Bank of America Corporation
                      100 North Tryon Street, NC1-007-07-06
                               Charlotte, NC 28255

                           Bank of America Corporation
                  $6,000,000,000 Bank of America InterNotes(R)
                           Prospectus dated 29-Oct-04

                   Aggregate           Price
                   Principal             to              Gross             Net
CUSIP Number         Amount            Public          Concession        Proceeds         Coupon Type       Coupon Rate
------------       ---------           ------          ----------        --------         -----------       -----------





------------       ---------           ------          ----------        --------         -----------       -----------

                   Maturity                           1st Coupon
Coupon Frequency    Date          1st Coupon Date       Amount      Survivor's Option    Product Ranking
----------------   --------       ---------------     ----------    -----------------    ---------------






----------------   --------       ---------------     ----------    -----------------    ---------------


            Redemption Information:_________________________________
            Joint Lead Managers and Lead Agents:____________________ Agents:_________________________________________________
            Trade Date:_____________________________________________
            Settlement Date:________________________________________
            Minimum Denominations/Increments:_______________________
            S & P Ratings Services Rating:__________________________
            Moody's Investor Services Rating:_______________________ Other Terms:____________________________________________

           Part II: Form of Pricing Supplement for Floating-Rate Notes

Filed under Rule 424(b)(3) Registration Statement No. 33-97157

Pricing Supplement No. ____ - dated ______, __________ __, 2004 (To: Prospectus Dated October 29, 2004)

                           Bank of America Corporation
                      100 North Tryon Street, NC1-007-07-06
                               Charlotte, NC 28255

                           Bank of America Corporation
                  $6,000,000,000 Bank of America InterNotes(R)
                           Prospectus dated 29-Oct-04

                                                                                                                         Spread to
                   Principal           Gross             Net                                Interest        Index        Interest
CUSIP Number         Amount          Concession        Proceeds         Coupon Type        Rate Basis      Maturity     Rate Basis
------------       ---------         ----------        --------         -----------        ----------      --------     ----------







------------       ---------         ----------        --------         -----------        ----------      --------     ----------

Maturity         Interest Reset        Maximum       Initial Interest                       Interest Payment
  Date                Dates        Interest Amount        Rate           1st Coupon Date        Dates           Day Count Basis
--------         --------------    ---------------   ----------------    ---------------    ---------------     ---------------







--------         --------------    ---------------   ----------------    ---------------    ---------------     ---------------

Survivor's Option         Product Ranking        Moody's Rating         S & P Rating
-----------------         ---------------        --------------         ------------








-----------------         ---------------        --------------         ------------

            Redemption Information:_____________________________
            Joint Lead Managers and Lead Agents:________________ Agents:_____________________________________________
            Trade Date:_________________________________________
            Settlement Date:____________________________________
            Minimum Denominations/Increments:___________________
            Other Terms:________________________________________

Part III: Form of Preliminary Pricing Supplement for Consumer Price Index Linked Notes

This pricing supplement, which is not complete, relates to an effective Registration Statement under the Securities Act of 1933. We may not sell the notes until we deliver a final pricing supplement. This pricing supplement is not an offer to sell these notes in any country or jurisdiction where such an offer would not be permitted.

Pricing Supplement No. ___
Preliminary Pricing Supplement - Subject to Completion
(To Prospectus dated October __, 2004)
____________, 20__

[BANK OF AMERICA LOGO]

$ ___________

CONSUMER PRICE INDEX LINKED INTERNOTES(R), DUE ________ _____, 20__

-     The notes are our unsecured [senior] [subordinated] InterNotes(R).

- Interest, to the extent payable, will accrue monthly, in arrears, and is payable on the tenth calendar day of each month, beginning _________ 10, 20__.

- Interest on the notes will accrue for the first interest period at the rate of [___%] per annum. For each subsequent monthly interest period, interest, if any, will be determined based on the Percentage Change in the Consumer Price Index ("CPI") (as described below) over a one year period, plus [___%] per annum. In no event will the interest rate be less than 0.00% per annum. We describe how to calculate the interest rate for each interest period beginning on page PS-3.

- The Percentage Change in the CPI will be determined monthly, and may be a negative or a positive number. The interest rate will be calculated by the calculation agent.

-     The notes are expected to be priced on ________ _____, 20__.

-     The CUSIP number for the notes is _____________.

-     The notes mature on ________ _____, 20__.

- [The notes rank junior to our senior indebtedness from time to time outstanding.]

- The notes are issued in minimum denominations of $1,000 and whole multiples of $1,000.

- [Our senior InterNotes(R) have been rated Aa2 by Moody's Investors Service and A+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.] [Our subordinated InterNotes(R) have been rated Aa3 by Moody's Investors Service and A by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.]

-     The notes will not be listed on any securities exchange.

                                      Per Note         Total
                                      --------         -----
Public offering price..............      %               $
Agents' gross concessions..........      %
                                      --------         -----
Proceeds (before expenses).........      %               $

Our notes are unsecured and are not savings accounts, deposits or other obligations of a bank. Our notes are not guaranteed by Bank of America, N.A., Fleet National Bank or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks. Potential purchasers of the notes should consider the information in "Risk Factors" beginning on page PS-5.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this pricing supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We will deliver the notes in book-entry only form through The Depository Trust Company on or about __________ ____, 2004 against payment in immediately available funds.

                       Joint Lead Managers and Lead Agents

BANC OF AMERICA SECURITIES LLC                                     INCAPITAL LLC

                                     Agents

A.G. EDWARDS
CITIGROUP                                             CHARLES SCHWAB & CO., INC.
MERRILL LYNCH & CO.                                               MORGAN STANLEY
UBS FINANCIAL SERVICES INC.                                  WACHOVIA SECURITIES

                                TABLE OF CONTENTS

                                                                 PAGE
SUMMARY.....................................................     PS-3

RISK FACTORS................................................     PS-5

DESCRIPTION OF THE NOTES....................................     PS-6

THE CONSUMER PRICE INDEX....................................     PS-9

SUPPLEMENTAL PLAN OF DISTRIBUTION...........................    PS-10

TAX CONSEQUENCES TO UNITED STATES HOLDERS...................    PS-10

---------------

InterNotes(R) is a registered trademark of Incapital Holdings LLC.

                                     SUMMARY

      This pricing supplement relates only to our notes. This summary includes questions and answers that highlight selected information from the accompanying prospectus and this pricing supplement to help you understand these notes. You should read carefully the entire prospectus and pricing supplement to understand fully the terms of the notes, as well as the tax and other considerations important to you in making a decision about whether to invest in the notes. In particular, you should review carefully the sections in this pricing supplement and in the accompanying prospectus entitled "Risk Factors," which highlight a number of risks, to determine whether an investment in the notes is appropriate for you. If information in this pricing supplement is inconsistent with the prospectus, this pricing supplement will supersede that document.

      Certain capitalized terms used in this pricing supplement have the meanings ascribed to them in the prospectus.

      In light of the complexity of the transaction described in this pricing supplement, you are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any of the notes.

      The information in this "Summary" section is qualified in its entirety by the more detailed explanation set forth elsewhere in this pricing supplement and the accompanying prospectus. You should rely only on the information contained in this pricing supplement and the accompanying prospectus, including the information incorporated by reference. Neither we, nor any dealers or agents, have authorized anyone to provide you with different information. We are not offering the notes in any jurisdiction where the offer is not permitted. You should not assume that the information in this pricing supplement or the accompanying prospectus is accurate at any date other than the date indicated on the cover page of those documents.

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

      Yes, an investment in the notes is subject to risk. Please refer to the section entitled "Risk Factors" in this pricing supplement and on page 6 of the accompanying prospectus.

WHAT ARE THE NOTES?

      The notes are senior debt securities issued by Bank of America Corporation, and are not secured by collateral. The notes rank equally with all of our other unsecured senior indebtedness from time to time outstanding. The notes will mature on ___________, 20__. We cannot redeem the notes at any earlier date[, except for the valid exercise of the Survivor's Option, as described on page __ of the accompanying prospectus].

WHAT WILL I BE PAID ON THE NOTES AT MATURITY?

      If you hold the notes until maturity, you will receive the principal amount of the notes. You also will receive the interest payment, if any, due on the maturity date as determined by the calculation agent, as described below. However, if you attempt to sell the notes prior to maturity, you may find that the market value of the notes is less than the principal amount of the notes.

WHEN WILL INTEREST BE PAID ON THE NOTES?

      Interest, to the extent payable, will be paid monthly, in arrears, on the tenth calendar day of each month, beginning __________ 10, 20__, and on the maturity date. We refer to these dates as "interest payment dates," and to each monthly period that ends on the day prior to an interest payment date as an "interest period." Each interest payment, to the extent payable, will include any interest calculated for the period from, and including, the issue date or last interest payment date, as the case may be, to, but excluding, the next interest payment date. Interest will be determined on the fifth Business Day (as defined in the prospectus) prior to the applicable interest payment date. We refer to each of these dates as an "interest determination date."

HOW MUCH INTEREST WILL BE PAID ON EACH INTEREST PAYMENT DATE?

      Interest will accrue on the notes for the first interest period at the rate of [____%] per annum. For each subsequent monthly interest period, interest, if any, will be determined based on the Percentage Change in the CPI over a one-year period, plus [____%] per annum, which we refer to as the "spread." In no event will the interest rate for any monthly interest period be less than 0.00% per annum. See the section entitled "Description of the Notes--Interest" for a detailed description of the calculation of the Percentage Change in the CPI.

      EXCEPT FOR THE PAYMENT OF THE PRINCIPAL AMOUNT AT MATURITY AND THE PAYMENT OF THE FIRST INTEREST PAYMENT ON THE FIRST INTEREST PAYMENT DATE, YOU WILL BE EXPOSED TO UNLIMITED CHANGES IN THE CONSUMER PRICE INDEX FOR ANY INTEREST PERIOD AND, THEREFORE, YOU MAY RECEIVE NO ADDITIONAL INTEREST DURING THE TERM OF THE NOTES.

WHAT IS THE CONSUMER PRICE INDEX AND WHAT DOES IT MEASURE?

      The "Consumer Price Index" or "CPI" is used to determine the interest rate on the notes and is the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, as published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor, and reported on the Bloomberg(R) service under the symbol "CPURNSA," or any successor service or at the Bureau of Labor Statistic's website, http://www.bls.gov/cpi/. The Consumer Price Index for a particular month is published during the following month. See the section entitled "The Consumer Price Index."

WHAT HAVE BEEN THE LEVELS OF THE CONSUMER PRICE INDEX HISTORICALLY?

      The table on page PS-10 shows the monthly levels of the Consumer Price Index for the first _________ months of 2004, and for calendar years 2003 through 1999. However, it is not possible to predict accurately how the Consumer Price Index or the notes will perform in the future. Past levels of the Consumer Price Index are not necessarily indicative of future levels for any other period.

WHO ARE THE SELLING AGENTS FOR THE NOTES?

      Our affiliate, Banc of America Securities LLC ("BAS"); as well as Incapital LLC; A.G. Edwards & Sons, Inc.; Charles Schwab & Co., Inc.; Citigroup Global Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; UBS Financial Services Inc. and Wachovia Capital Markets, LLC, are acting as our agents in connection with this offering and will receive a gross selling concession in the form of a discount based on the non-discounted price for each note sold. In this capacity, none of the agents is your fiduciary or advisor, and you should not rely upon any communication from any of the agents in connection with the notes as investment advice or a recommendation to purchase the notes. You should make your own investment decision regarding the notes after consulting with your legal, tax and other advisors.

WILL THE NOTES BE LISTED ON AN EXCHANGE?

      No. We do not intend to list the notes on any exchange, and a market for the notes may never develop.

                                  RISK FACTORS

      Your investment in the notes will involve risks. This pricing supplement and the accompanying prospectus do not describe all of those risks. Neither we nor the agents are responsible for advising you of these risks now or as they may change in the future.

      In consultation with your own financial and legal advisors, you should consider carefully, among other matters, the following discussion of risks and the discussion of risks in the accompanying prospectus before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase the notes unless you understand and know you can bear these investment risks.

      YOU MAY RECEIVE A LOWER EFFECTIVE RATE OF INTEREST ON THE NOTES THAN YOU WOULD ON A CONVENTIONAL FIXED-RATE OR FLOATING-RATE DEBT SECURITY OF COMPARABLE MATURITY. The yield on your investment may be less than the overall return you would earn if you purchased a conventional fixed-rate or floating-rate debt security with the same maturity. The notes differ from ordinary debt securities in that, except for the first interest period, the rate of return is not set in the same manner as notes that bear a fixed rate of interest or notes that bear interest at the prime rate multiplied by the principal amount. Instead, except for the first interest period, the rate of interest payable on the notes each month will vary depending upon the Percentage Change in the CPI over a one-year period. The interest rate that you may receive will increase as the change in the Consumer Price Index increases, and will decrease as the change in the Consumer Price Index decreases.

      We cannot assure you that the change in the Consumer Price Index will be positive. If there is no change in the Consumer Price Index for the same month in successive years, which likely is to occur when there is little or no inflation, the Percentage Change in the CPI will be zero, and you will receive an interest payment equal to the spread, or [____%] per annum. If the Consumer Price Index for the same month in successive years decreases, which likely is to occur when there is deflation, you will receive an interest payment for the applicable interest period that is less than [____%] per annum. If the Consumer Price Index for the same month in successive years declines by [____%] or more, the Percentage Change in the CPI will be a negative number, and you will not receive any interest. It is possible that your investment may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

      The Consumer Price Index is a function of the changes in specified consumer prices over time, which result from the interaction of many factors over which we have no control. See the section entitled "The Consumer Price Index." It is impossible to predict whether the level of the Consumer Price Index will rise or fall.

      THE CONSUMER PRICE INDEX AND THE MANNER IN WHICH THE BUREAU OF LABOR STATISTICS CALCULATES THE CONSUMER PRICE INDEX MAY CHANGE IN THE FUTURE. We cannot assure you that the Bureau of Labor Statistics will not change the methodology by which it calculates the Consumer Price Index. For example, the market basket of goods and services used to calculate the Consumer Price Index, and the weights assigned to these various items, are updated periodically to account for changes in consumer spending patterns. Changes in the way the Consumer Price Index is calculated could reduce the level of the Consumer Price Index and lower the interest payments with respect to the notes. Accordingly, the amount of interest, if any, payable on the notes, and therefore the value of the notes, may be significantly reduced. If the Consumer Price Index is substantially altered, a substitute index may be employed to calculate the interest payable on the notes and that substitution may affect adversely the value of the notes. See "Description of the Notes--Interest."

      THE HISTORICAL PERFORMANCE OF THE CONSUMER PRICE INDEX IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

      The historical performance of the Consumer Price Index is not an indication that the level of the Consumer Price Index is more or less likely to increase or decrease at any time during the term of the notes. The historical Consumer Price Index levels do not give an indication of future levels of the Consumer Price Index or a guarantee of the amount of interest you will earn.

                            DESCRIPTION OF THE NOTES

GENERAL

      The notes are part of a series of notes issued under the [Senior] [Subordinated] Indenture, as amended and supplemented from time to time. The [Senior] [Subordinated] Indenture is described more fully in the accompanying prospectus. The following description of the notes supplements the description of the general terms and provisions of the notes set forth under the heading "Description of Notes" in the prospectus.

      The aggregate principal amount of the notes is $____________. The notes are issued in minimum denominations of $1,000 and whole multiples of $1,000. The notes will mature on _________ ___, 20__.

      [The notes are subordinate and junior in right of payment to all of our senior indebtedness from time to time outstanding. Payment of the principal of and interest on the notes or our other subordinated indebtedness may not be accelerated in the case of a default in the payment of amounts due under the notes or a default in the terms of our other obligations under the Subordinated Indenture. See "Description of Notes - Subordination" in the attached prospectus.]

      Prior to maturity, the notes are not redeemable by us or repayable at your option[, except for the valid exercise of the Survivor's Option, as described in the prospectus]. The notes are not subject to any sinking fund. Upon the occurrence of an event of default (as defined in the Senior Indenture) under the terms of the notes, holders may accelerate the maturity of the notes, as described under "Description of Notes - Defaults and Rights of Acceleration" in the prospectus.

      The notes will be issued in book-entry only form.

PRINCIPAL

      Principal will be paid at maturity as described in the accompanying prospectus.

INTEREST

      Interest will accrue on the notes for the first interest period at the rate of [____%] per annum. For each subsequent monthly interest period, interest on the notes will be paid at a rate determined according to the Percentage Change in the CPI over a one-year period, plus [____%] per annum. In no event will the interest rate be less than 0.00% per annum.

      Interest will be payable to the person in whose name a note is registered at the close of business 15 calendar days prior to each interest payment date. We refer to these dates as the "regular record dates." In addition, interest will be payable at maturity or in connection with the exercise of the Survivor's Option to the holder of the note at the close of business on the maturity date or the applicable interest payment date, respectively.

      The calculation agent will determine any amount of interest for each $1,000 principal amount of the notes due on any interest payment date. Interest on the notes will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

      Subsequent to the first interest payment date, the calculation agent will determine the interest rate applicable for the interest period on each interest determination date, which is the fifth Business Day prior to an interest payment date. The interest per $1,000 principal amount of the notes for a given interest period will be rounded to the nearest penny and will be determined by the following formula:

            [Percentage Change in the CPI + ___%] x $1,000 x [30/360]

where the "Percentage Change in the CPI" for any interest period means a number, rounded to the nearest ten-thousandth and then expressed as a percentage, equal to:

                          (Ref CPI(n)/Ref CPI(n-12)-1)

      In the equation above:

      (a) Ref CPI(n) for any calendar month means the Consumer Price Index for the third preceding calendar month. For example, the Ref CPI(n) applicable to a June 10 interest payment date is the Consumer Price Index for March of the same year, which is reported by the Bureau of Labor Statistics in April of that year; and

      (b) Ref CPI(n-12) for any calendar month means the Consumer Price Index for the calendar month fifteen months prior to the current interest payment date. In the example above, Ref CPI(n-12) would be the Consumer Price Index for March in the preceding year, as published by the Bureau of Labor Statistics in April of the preceding year.

      The result will be rounded to the nearest ten-thousandth of a decimal place and then expressed as a percentage.

      This calculation of the interest payments on the notes incorporates a lag of approximately three months as to the Consumer Price Index, which may have an impact on the trading prices of these notes, particularly during periods of significant and rapid changes in the Consumer Price Index.

      Example. Assuming that the Consumer Price Index for March 2003 and March 2004 are 184.2 and 187.4, respectively, a hypothetical principal amount of $1,000 and a hypothetical spread of 2.00%, the Percentage Change in the CPI and the interest payment for June 10, 2004 would be calculated as follows:

               [Percentage Change in CPI = [187.4/184.2-1] = 1.74%

         Interest payable = [1.74% + 2.00%] x $1,000 x [30/360] = $3.12

DISCONTINUANCE OF THE CONSUMER PRICE INDEX; ALTERATION OF METHOD OF CALCULATION

      If the Bureau of Labor Statistics revises the Consumer Price Index for a particular month, the Consumer Price Index for the previously reported month will continue to be used to calculate interest payments on the notes.

      If the Consumer Price Index is (1) discontinued, (2) in the judgment of the Secretary of the United States Treasury, fundamentally altered in a manner which is materially adverse to the interests of investors in U.S. Treasury Inflation-Linked Treasury Notes, as described in 61 Federal Register 50924-01, the "Reference Treasury Securities" or (3) in the judgment of the Secretary of the United States Treasury, altered by legislation or executive order of the President of the United States in a manner which is materially adverse to the interests of investors in the Reference Treasury Securities, the United States Treasury has indicated in its Appendix B to 31 Code of Federal Regulations Part 356 that, after consulting with the Bureau of Labor Statistics, or any successor agency, it will substitute an appropriate alternate index for the Consumer Price Index for the Reference Treasury Securities. In that event, the alternate index selected by the United States Treasury will replace the Consumer Price Index going forward and the index as so calculated and published by the United States Treasury or other applicable agency will be deemed to be a "Substitute Index."

      The United States Treasury has indicated that a change to the Consumer Price Index would be considered fundamental if it affected the character of the Consumer Price Index. Technical changes made by the Bureau of Labor Statistics to the Consumer Price Index to improve its accuracy as a measure of the cost of living would not be considered fundamental changes. Technical changes include, but are not limited to, changes in: (1) the specific items (e.g., apples or major appliances) to be priced for the Consumer Price Index, (2) the way individual price quotations are aggregated to construct component price indices for these items (aggregation of item sub-strata), (3) the method for combining these component price indices to obtain the comprehensive, all-terms Consumer Price Index (aggregation of item strata) and (4) the procedures for incorporating new goods into the index and making adjustments for quality changes in existing goods. Technical changes to the Consumer Price Index previously made or announced by the Bureau of Labor Statistics include introducing probability sampling to select the precise items for which prices are collected and the stores in which collection takes place, and changing the way in which price movements of major components, such as shelter costs for homeowners in the early 1980s and medical care costs beginning in 1997, are measured.

      If (1) the Consumer Price Index for a particular month is not reported,
(2) the Consumer Price Index for the base reference period is no longer published or (3) the United States Treasury has failed to substitute an appropriate alternate index for the Consumer Price Index in the circumstances contemplated in the preceding paragraph, in each case, as of the interest determination date preceding an interest payment date, the Consumer Price Index (or Substitute Index) for that interest payment date shall be the Consumer Price Index (or Substitute Index) in effect on the interest payment date last preceding the current interest payment date.

ROLE OF THE CALCULATION AGENT

      The calculation agent has the sole discretion to make all determinations regarding the calculation of interest. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

      We have initially appointed The Bank of New York as the calculation agent, but we may change the calculation agent at any time without notifying you.

                            THE CONSUMER PRICE INDEX

      We have obtained all information regarding the Consumer Price Index contained in this pricing supplement from publicly available information. That information reflects the policies of, and is subject to change by, the Bureau Labor Statistics or the United States Treasury. The Bureau of Labor Statistics has no obligation to continue to publish, and may discontinue publication of, the Consumer Price Index. The consequences of the Bureau of Labor Statistics' discontinuing publication of the Consumer Price Index are described in the section entitled "Description of the Notes--Discontinuance of Consumer Price Index; Alteration of Method of Calculation." We do not assume any responsibility for the accuracy or completeness of any information relating to the Consumer Price Index.

      The Consumer Price Index is a measure of the average change over time in the prices paid by urban consumers for a market basket of consumer goods and services. The Consumer Price Index is a widely used measure of inflation in the United States.

      The Consumer Price Index reflects the spending patterns of about 87% of the total United States population. It includes expenditures by urban wage earners and clerical workers, professional, managerial and technical workers, the self-employed, short-term workers, the unemployed, retirees and others not in the labor force. Not included in the Consumer Price Index are the spending patterns of persons living in rural nonmetropolitan areas, farm families, persons in the Armed Forces and those in institutions, such as prisons and mental hospitals.

      The Consumer Price Index does not include investment items, such as stocks, bonds, real estate and life insurance.

      The Consumer Price Index is expressed in relative terms in relation to a time base reference period for which the level is set at 100.00. The base reference period, or standard against which to measure changes, is the 1982-1984 average.

      Neither we nor any of our affiliates, including the agents, accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Consumer Price Index or any successor to the Consumer Price Index.

      The table below sets forth the levels for each month of the Consumer Price Index for the first ________ months of 2004, and for calendar years 2003, 2002, 2001, 2000 and 1999. The levels listed in the table below were obtained from the Bureau of Labor Statistics, without independent verification.

                   CONSUMER PRICE INDEX MONTHLY CLOSING LEVELS

                     2004    2003    2002    2001    2000    1999
                    -----   -----   -----   -----   -----   -----
 January            185.2   181.7   177.1   175.1   168.8   164.3
February            186.2   183.1   177.8   175.8   169.8   164.5
  March             187.4   184.2   178.8   176.2   171.2   165.0
  April             188.0   183.8   179.8   176.9   171.3   166.2
   May              189.1   183.5   179.8   177.7   171.5   166.2
  June              189.7   183.7   179.9   178.0   172.4   166.2
  July              189.4   183.9   180.1   177.5   172.8   166.7
 August             189.5   184.6   180.7   177.5   172.8   167.1
September                   185.2   181.0   178.3   173.7   167.9
 October                    185.0   181.3   177.7   174.0   168.2
November                    184.5   181.3   177.4   174.1   168.3
December                    184.3   180.9   176.7   174.0   168.3

      Before investing in the notes, you should consult publicly available sources for the levels of the Consumer Price Index. The generally unsettled international environment and related uncertainties, including the risk of terrorism, may result in financial markets, economic uncertainty generally, and the Consumer Price Index exhibiting greater volatility than in earlier periods.

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

      Under the terms of an Amended and Restated Selling Agent Agreement dated as of October __, 2004, the notes are offered by Incapital LLC, which we refer to as the Purchasing Agent, for subsequent resale to the agents and other dealers. The agents, including the Purchasing Agent, are parties to that agreement. The agents have agreed to use their reasonable best efforts to solicit offers from investors to purchase the notes.

      We will pay the Purchasing Agent a gross selling concession to be divided among the Purchasing Agent and the other agents as they agree. The concession is payable to the Purchasing Agent in the form of a discount equal to __% of the non-discounted price for each note sold.

      This pricing supplement and the accompanying prospectus may be used by one or more of our affiliated entities, including BAS and Incapital LLC, in connection with offers and sales related to secondary market transactions in the notes to the extent permitted by applicable law.

      See "Plan of Distribution" on page 36 of the accompanying prospectus.

                    TAX CONSEQUENCES TO UNITED STATES HOLDERS

      For a general summary of the principal United States federal income and estate tax consequences of the ownership and disposition of the notes, please see the section of the accompanying prospectus, "Tax Consequences to United States Holders."

 Part IV: Form of Final Pricing Supplement for Consumer Price Index Linked Notes

Pricing Supplement No. ___
(To Prospectus dated October __, 2004)
___________, 20__

[BANK OF AMERICA LOGO]

$_____________

CONSUMER PRICE INDEX LINKED INTERNOTES(R), DUE ________ ____, 20__

-     The notes are our unsecured [senior] [subordinated] InterNotes(R).

- Interest, to the extent payable, will accrue monthly, in arrears, and is payable on the tenth calendar day of each month, beginning _________ 10, 20__.

- Interest on the notes will accrue for the first interest period at the rate of [___%] per annum. For each subsequent monthly interest period, interest, if any, will be determined based on the Percentage Change in the Consumer Price Index ("CPI") (as described below) over a one year period, plus [___%] per annum. In no event will the interest rate be less than 0.00% per annum. We describe how to calculate the interest rate for each interest period beginning on page PS-3.

- The Percentage Change in the CPI will be determined monthly, and may be a negative or a positive number. The interest rate will be calculated by the calculation agent.

-     The notes were priced on _______ ____, 20__.

-     The CUSIP number for the notes is _______________.

-     The notes mature on ___________, 20__.

- [The notes rank junior to our senior indebtedness from time to time outstanding.]

- The notes are issued in minimum denominations of $1,000 and whole multiples of $1,000.

- [Our senior InterNotes(R) have been rated Aa2 by Moody's Investors Service and A+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.] [Our subordinated InterNotes(R) have been rated Aa3 by Moody's Investors Service and A by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.]

-     The notes will not be listed on any securities exchange.

                                        Per Note     Total
                                        --------     -----
Public offering price.................      %          $
Agents' gross concessions.............      %
                                        --------     -----
Proceeds (before expenses)............      %          $

Our notes are unsecured and are not savings accounts, deposits or other obligations of a bank. Our notes are not guaranteed by Bank of America, N.A., Fleet National Bank or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks. Potential purchasers of the notes should consider the information in "Risk Factors" beginning on page PS-5.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this pricing supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We will deliver the notes in book-entry only form through The Depository Trust Company on or about ______________, 2004 against payment in immediately available funds.

                       Joint Lead Managers and Lead Agents

BANC OF AMERICA SECURITIES LLC                                     INCAPITAL LLC

                                     Agents

A.G. EDWARDS
CITIGROUP                                             CHARLES SCHWAB & CO., INC.
MERRILL LYNCH & CO.                                               MORGAN STANLEY
UBS FINANCIAL SERVICES INC.                                  WACHOVIA SECURITIES

                                TABLE OF CONTENTS

                                                                         PAGE
SUMMARY.............................................................     PS-3

RISK FACTORS........................................................     PS-5

DESCRIPTION OF THE NOTES............................................     PS-6

THE CONSUMER PRICE INDEX............................................     PS-9

SUPPLEMENTAL PLAN OF DISTRIBUTION...................................    PS-10

TAX CONSEQUENCES TO UNITED STATES HOLDERS...........................    PS-10

---------------

InterNotes(R) is a registered trademark of Incapital Holdings LLC.

                                     SUMMARY

      This pricing supplement relates only to our notes. This summary includes questions and answers that highlight selected information from the accompanying prospectus and this pricing supplement to help you understand these notes. You should read carefully the entire prospectus and pricing supplement to understand fully the terms of the notes, as well as the tax and other considerations important to you in making a decision about whether to invest in the notes. In particular, you should review carefully the sections in this pricing supplement and in the accompanying prospectus entitled "Risk Factors," which highlight a number of risks, to determine whether an investment in the notes is appropriate for you. If information in this pricing supplement is inconsistent with the prospectus, this pricing supplement will supersede that document.

      Certain capitalized terms used in this pricing supplement have the meanings ascribed to them in the prospectus.

      In light of the complexity of the transaction described in this pricing supplement, you are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any of the notes.

      The information in this "Summary" section is qualified in its entirety by the more detailed explanation set forth elsewhere in this pricing supplement and the accompanying prospectus. You should rely only on the information contained in this pricing supplement and the accompanying prospectus, including the information incorporated by reference. Neither we, nor any dealers or agents, have authorized anyone to provide you with different information. We are not offering the notes in any jurisdiction where the offer is not permitted. You should not assume that the information in this pricing supplement or the accompanying prospectus is accurate at any date other than the date indicated on the cover page of those documents.

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

      Yes, an investment in the notes is subject to risk. Please refer to the section entitled "Risk Factors" in this pricing supplement and on page 6 of the accompanying prospectus.

WHAT ARE THE NOTES?

      The notes are senior debt securities issued by Bank of America Corporation, and are not secured by collateral. The notes rank equally with all of our other unsecured senior indebtedness from time to time outstanding. The notes will mature on ___________, 20__. We cannot redeem the notes at any earlier date[, except for the valid exercise of the Survivor's Option, as described on page __ of the accompanying prospectus].

WHAT WILL I BE PAID ON THE NOTES AT MATURITY?

      If you hold the notes until maturity, you will receive the principal amount of the notes. You also will receive the interest payment, if any, due on the maturity date as determined by the calculation agent, as described below. However, if you attempt to sell the notes prior to maturity, you may find that the market value of the notes is less than the principal amount of the notes.

WHEN WILL INTEREST BE PAID ON THE NOTES?

      Interest, to the extent payable, will be paid monthly, in arrears, on the tenth calendar day of each month, beginning __________ 10, 20__, and on the maturity date. We refer to these dates as "interest payment dates," and to each monthly period that ends on the day prior to an interest payment date as an "interest period." Each interest payment, to the extent payable, will include any interest calculated for the period from, and including, the issue date or last interest payment date, as the case may be, to, but excluding, the next interest payment date. Interest will be determined on the fifth Business Day (as defined in the prospectus) prior to the applicable interest payment date. We refer to each of these dates as an "interest determination date."

HOW MUCH INTEREST WILL BE PAID ON EACH INTEREST PAYMENT DATE?

      Interest will accrue on the notes for the first interest period at the rate of [____%] per annum. For each subsequent monthly interest period, interest, if any, will be determined based on the Percentage Change in the CPI over a one-year period, plus [____%] per annum, which we refer to as the "spread." In no event will the interest rate for any monthly interest period be less than 0.00% per annum. See the section entitled "Description of the Notes--Interest" for a detailed description of the calculation of the Percentage Change in the CPI.

      EXCEPT FOR THE PAYMENT OF THE PRINCIPAL AMOUNT AT MATURITY AND THE PAYMENT OF THE FIRST INTEREST PAYMENT ON THE FIRST INTEREST PAYMENT DATE, YOU WILL BE EXPOSED TO UNLIMITED CHANGES IN THE CONSUMER PRICE INDEX FOR ANY INTEREST PERIOD AND, THEREFORE, YOU MAY RECEIVE NO ADDITIONAL INTEREST DURING THE TERM OF THE NOTES.

WHAT IS THE CONSUMER PRICE INDEX AND WHAT DOES IT MEASURE?

      The "Consumer Price Index" or "CPI" is used to determine the interest rate on the notes and is the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, as published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor, and reported on the Bloomberg(R) service under the symbol "CPURNSA," or any successor service or at the Bureau of Labor Statistic's website, http://www.bls.gov/cpi/. The Consumer Price Index for a particular month is published during the following month. See the section entitled "The Consumer Price Index."

WHAT HAVE BEEN THE LEVELS OF THE CONSUMER PRICE INDEX HISTORICALLY?

      The table on page PS-10 shows the monthly levels of the Consumer Price Index for the first _________ months of 2004, and for calendar years 2003 through 1999. However, it is not possible to predict accurately how the Consumer Price Index or the notes will perform in the future. Past levels of the Consumer Price Index are not necessarily indicative of future levels for any other period.

WHO ARE THE SELLING AGENTS FOR THE NOTES?

      Our affiliate, Banc of America Securities LLC ("BAS"); as well as Incapital LLC; A.G. Edwards & Sons, Inc.; Charles Schwab & Co., Inc.; Citigroup Global Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; UBS Financial Services Inc. and Wachovia Capital Markets, LLC, are acting as our agents in connection with this offering and will receive a gross selling concession in the form of a discount based on the non-discounted price for each note sold. In this capacity, none of the agents is your fiduciary or advisor, and you should not rely upon any communication from any of the agents in connection with the notes as investment advice or a recommendation to purchase the notes. You should make your own investment decision regarding the notes after consulting with your legal, tax and other advisors.

WILL THE NOTES BE LISTED ON AN EXCHANGE?

      No. We do not intend to list the notes on any exchange, and a market for the notes may never develop.

                                  RISK FACTORS

      Your investment in the notes will involve risks. This pricing supplement and the accompanying prospectus do not describe all of those risks. Neither we nor the agents are responsible for advising you of these risks now or as they may change in the future.

      In consultation with your own financial and legal advisors, you should consider carefully, among other matters, the following discussion of risks and the discussion of risks in the accompanying prospectus before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase the notes unless you understand and know you can bear these investment risks.

      YOU MAY RECEIVE A LOWER EFFECTIVE RATE OF INTEREST ON THE NOTES THAN YOU WOULD ON A CONVENTIONAL FIXED-RATE OR FLOATING-RATE DEBT SECURITY OF COMPARABLE MATURITY. The yield on your investment may be less than the overall return you would earn if you purchased a conventional fixed-rate or floating-rate debt security with the same maturity. The notes differ from ordinary debt securities in that, except for the first interest period, the rate of return is not set in the same manner as notes that bear a fixed rate of interest or notes that bear interest at the prime rate multiplied by the principal amount. Instead, except for the first interest period, the rate of interest payable on the notes each month will vary depending upon the Percentage Change in the CPI over a one-year period. The interest rate that you may receive will increase as the change in the Consumer Price Index increases, and will decrease as the change in the Consumer Price Index decreases.

      We cannot assure you that the change in the Consumer Price Index will be positive. If there is no change in the Consumer Price Index for the same month in successive years, which likely is to occur when there is little or no inflation, the Percentage Change in the CPI will be zero, and you will receive an interest payment equal to the spread, or [____%] per annum. If the Consumer Price Index for the same month in successive years decreases, which likely is to occur when there is deflation, you will receive an interest payment for the applicable interest period that is less than [____%] per annum. If the Consumer Price Index for the same month in successive years declines by [____%] or more, the Percentage Change in the CPI will be a negative number, and you will not receive any interest. It is possible that your investment may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

      The Consumer Price Index is a function of the changes in specified consumer prices over time, which result from the interaction of many factors over which we have no control. See the section entitled "The Consumer Price Index." It is impossible to predict whether the level of the Consumer Price Index will rise or fall.

      THE CONSUMER PRICE INDEX AND THE MANNER IN WHICH THE BUREAU OF LABOR STATISTICS CALCULATES THE CONSUMER PRICE INDEX MAY CHANGE IN THE FUTURE. We cannot assure you that the Bureau of Labor Statistics will not change the methodology by which it calculates the Consumer Price Index. For example, the market basket of goods and services used to calculate the Consumer Price Index, and the weights assigned to these various items, are updated periodically to account for changes in consumer spending patterns. Changes in the way the Consumer Price Index is calculated could reduce the level of the Consumer Price Index and lower the interest payments with respect to the notes. Accordingly, the amount of interest, if any, payable on the notes, and therefore the value of the notes, may be significantly reduced. If the Consumer Price Index is substantially altered, a substitute index may be employed to calculate the interest payable on the notes and that substitution may affect adversely the value of the notes. See "Description of the Notes--Interest."

      THE HISTORICAL PERFORMANCE OF THE CONSUMER PRICE INDEX IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE.

      The historical performance of the Consumer Price Index is not an indication that the level of the Consumer Price Index is more or less likely to increase or decrease at any time during the term of the notes. The historical Consumer Price Index levels do not give an indication of future levels of the Consumer Price Index or a guarantee of the amount of interest you will earn.

                            DESCRIPTION OF THE NOTES

GENERAL

      The notes are part of a series of notes issued under the [Senior] [Subordinated] Indenture, as amended and supplemented from time to time. The [Senior] [Subordinated] Indenture is described more fully in the accompanying prospectus. The following description of the notes supplements the description of the general terms and provisions of the notes set forth under the heading "Description of Notes" in the prospectus.

      The aggregate principal amount of the notes is $____________. The notes are issued in minimum denominations of $1,000 and whole multiples of $1,000. The notes will mature on ____________, 20__.

      [The notes are subordinate and junior in right of payment to all of our senior indebtedness from time to time outstanding. Payment of the principal of and interest on the notes or our other subordinated indebtedness may not be accelerated in the case of a default in the payment of amounts due under the notes or a default in the terms of our other obligations under the Subordinated Indenture. See "Description of Notes - Subordination" in the attached prospectus.]

      Prior to maturity, the notes are not redeemable by us or repayable at your option[, except for the valid exercise of the Survivor's Option, as described in the prospectus]. The notes are not subject to any sinking fund. Upon the occurrence of an event of default (as defined in the Senior Indenture) under the terms of the notes, holders may accelerate the maturity of the notes, as described under "Description of Notes - Defaults and Rights of Acceleration" in the prospectus.

      The notes will be issued in book-entry only form.

PRINCIPAL

      Principal will be paid at maturity as described in the accompanying prospectus.

INTEREST

      Interest will accrue on the notes for the first interest period at the rate of [____%] per annum. For each subsequent monthly interest period, interest on the notes will be paid at a rate determined according to the Percentage Change in the CPI over a one-year period, plus [____%] per annum. In no event will the interest rate be less than 0.00% per annum.

      Interest will be payable to the person in whose name a note is registered at the close of business 15 calendar days prior to each interest payment date. We refer to these dates as the "regular record dates." In addition, interest will be payable at maturity or in connection with the exercise of the Survivor's Option to the holder of the note at the close of business on the maturity date or the applicable interest payment date, respectively.

      The calculation agent will determine any amount of interest for each $1,000 principal amount of the notes due on any interest payment date. Interest on the notes will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

      Subsequent to the first interest payment date, the calculation agent will determine the interest rate applicable for the interest period on each interest determination date, which is the fifth Business Day prior to an interest payment date. The interest per $1,000 principal amount of the notes for a given interest period will be rounded to the nearest penny and will be determined by the following formula:

           [Percentage Change in the CPI + ___%] x $1,000 x [30/360]

where the "Percentage Change in the CPI" for any interest period means a number, rounded to the nearest ten-thousandth and then expressed as a percentage, equal to:

                         (Ref CPI(n)/Ref CPI(n-2) - 1)

      In the equation above:

      (a) Ref CPI(n) for any calendar month means the Consumer Price Index for the third preceding calendar month. For example, the Ref CPI(n) applicable to a June 10 interest payment date is the Consumer Price Index for March of the same year, which is reported by the Bureau of Labor Statistics in April of that year; and

      (b) Ref CPI(n-12) for any calendar month means the Consumer Price Index for the calendar month fifteen months prior to the current interest payment date. In the example above, Ref CPI(n-12) would be the Consumer Price Index for March in the preceding year, as published by the Bureau of Labor Statistics in April of the preceding year.

      The result will be rounded to the nearest ten-thousandth of a decimal place and then expressed as a percentage.

      This calculation of the interest payments on the notes incorporates a lag of approximately three months as to the Consumer Price Index, which may have an impact on the trading prices of these notes, particularly during periods of significant and rapid changes in the Consumer Price Index.

      Example. Assuming that the Consumer Price Index for March 2003 and March 2004 are 184.2 and 187.4, respectively, a hypothetical principal amount of $1,000 and a hypothetical spread of 2.00%, the Percentage Change in the CPI and the interest payment for June 10, 2004 would be calculated as follows:

               [Percentage Change in CPI = (187.4/184.2-1) = 1.74%

         Interest payable = [1.74% + 2.00%] x $1,000 x [30/360] = $3.12

DISCONTINUANCE OF THE CONSUMER PRICE INDEX; ALTERATION OF METHOD OF CALCULATION

      If the Bureau of Labor Statistics revises the Consumer Price Index for a particular month, the Consumer Price Index for the previously reported month will continue to be used to calculate interest payments on the notes.

      If the Consumer Price Index is (1) discontinued, (2) in the judgment of the Secretary of the United States Treasury, fundamentally altered in a manner which is materially adverse to the interests of investors in U.S. Treasury Inflation-Linked Treasury Notes, as described in 61 Federal Register 50924-01, the "Reference Treasury Securities" or (3) in the judgment of the Secretary of the United States Treasury, altered by legislation or executive order of the President of the United States in a manner which is materially adverse to the interests of investors in the Reference Treasury Securities, the United States Treasury has indicated in its Appendix B to 31 Code of Federal Regulations Part 356 that, after consulting with the Bureau of Labor Statistics, or any successor agency, it will substitute an appropriate alternate index for the Consumer Price Index for the Reference Treasury Securities. In that event, the alternate index selected by the United States Treasury will replace the Consumer Price Index going forward and the index as so calculated and published by the United States Treasury or other applicable agency will be deemed to be a "Substitute Index."

      The United States Treasury has indicated that a change to the Consumer Price Index would be considered fundamental if it affected the character of the Consumer Price Index. Technical changes made by the Bureau of Labor Statistics to the Consumer Price Index to improve its accuracy as a measure of the cost of living would not be considered fundamental changes. Technical changes include, but are not limited to, changes in: (1) the specific items (e.g., apples or major appliances) to be priced for the Consumer Price Index, (2) the way individual price quotations are aggregated to construct component price indices for these items (aggregation of item sub-strata), (3) the method for combining these component price indices to obtain the comprehensive, all-terms Consumer Price Index (aggregation of item strata) and (4) the procedures for incorporating new goods into the index and making adjustments for quality changes in existing goods. Technical changes to the Consumer Price Index previously made or announced by the Bureau of Labor Statistics include introducing probability sampling to select the precise items for which prices are collected and the stores in which collection takes place, and changing the way in which price movements of major components, such as shelter costs for homeowners in the early 1980s and medical care costs beginning in 1997, are measured.

      If (1) the Consumer Price Index for a particular month is not reported,
(2) the Consumer Price Index for the base reference period is no longer published or (3) the United States Treasury has failed to substitute an appropriate alternate index for the Consumer Price Index in the circumstances contemplated in the preceding paragraph, in each case, as of the interest determination date preceding an interest payment date, the Consumer Price Index (or Substitute Index) for that interest payment date shall be the Consumer Price Index (or Substitute Index) in effect on the interest payment date last preceding the current interest payment date.

ROLE OF THE CALCULATION AGENT

      The calculation agent has the sole discretion to make all determinations regarding the calculation of interest. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

      We have initially appointed The Bank of New York as the calculation agent, but we may change the calculation agent at any time without notifying you.

                            THE CONSUMER PRICE INDEX

      We have obtained all information regarding the Consumer Price Index contained in this pricing supplement from publicly available information. That information reflects the policies of, and is subject to change by, the Bureau Labor Statistics or the United States Treasury. The Bureau of Labor Statistics has no obligation to continue to publish, and may discontinue publication of, the Consumer Price Index. The consequences of the Bureau of Labor Statistics' discontinuing publication of the Consumer Price Index are described in the section entitled "Description of the Notes--Discontinuance of Consumer Price Index; Alteration of Method of Calculation." We do not assume any responsibility for the accuracy or completeness of any information relating to the Consumer Price Index.

      The Consumer Price Index is a measure of the average change over time in the prices paid by urban consumers for a market basket of consumer goods and services. The Consumer Price Index is a widely used measure of inflation in the United States.

      The Consumer Price Index reflects the spending patterns of about 87% of the total United States population. It includes expenditures by urban wage earners and clerical workers, professional, managerial and technical workers, the self-employed, short-term workers, the unemployed, retirees and others not in the labor force. Not included in the Consumer Price Index are the spending patterns of persons living in rural nonmetropolitan areas, farm families, persons in the Armed Forces and those in institutions, such as prisons and mental hospitals.

      The Consumer Price Index does not include investment items, such as stocks, bonds, real estate and life insurance.

      The Consumer Price Index is expressed in relative terms in relation to a time base reference period for which the level is set at 100.00. The base reference period, or standard against which to measure changes, is the 1982-1984 average.

      Neither we nor any of our affiliates, including the agents, accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Consumer Price Index or any successor to the Consumer Price Index.

      The table below sets forth the levels for each month of the Consumer Price Index for the first ________ months of 2004, and for calendar years 2003, 2002, 2001, 2000 and 1999. The levels listed in the table below were obtained from the Bureau of Labor Statistics, without independent verification.

                   CONSUMER PRICE INDEX MONTHLY CLOSING LEVELS

             2004    2003    2002    2001    2000    1999
            -----   -----   -----   -----   -----   -----
 January    185.2   181.7   177.1   175.1   168.8   164.3
February    186.2   183.1   177.8   175.8   169.8   164.5
  March     187.4   184.2   178.8   176.2   171.2   165.0
  April     188.0   183.8   179.8   176.9   171.3   166.2
   May      189.1   183.5   179.8   177.7   171.5   166.2
  June      189.7   183.7   179.9   178.0   172.4   166.2
  July      189.4   183.9   180.1   177.5   172.8   166.7
 August     189.5   184.6   180.7   177.5   172.8   167.1
September           185.2   181.0   178.3   173.7   167.9
 October            185.0   181.3   177.7   174.0   168.2
November            184.5   181.3   177.4   174.1   168.3
December            184.3   180.9   176.7   174.0   168.3

      Before investing in the notes, you should consult publicly available sources for the levels of the Consumer Price Index. The generally unsettled international environment and related uncertainties, including the risk of terrorism, may result in financial markets, economic uncertainty generally, and the Consumer Price Index exhibiting greater volatility than in earlier periods.

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

      Under the terms of an Amended and Restated Selling Agent Agreement dated as of October __, 2004, the notes are offered by Incapital LLC, which we refer to as the Purchasing Agent, for subsequent resale to the agents and other dealers. The agents, including the Purchasing Agent, are parties to that agreement. The agents have agreed to use their reasonable best efforts to solicit offers from investors to purchase the notes.

      We will pay the Purchasing Agent a gross selling concession to be divided among the Purchasing Agent and the other agents as they agree. The concession is payable to the Purchasing Agent in the form of a discount equal to __% of the non-discounted price for each note sold.

      This pricing supplement and the accompanying prospectus may be used by one or more of our affiliated entities, including BAS and Incapital LLC, in connection with offers and sales related to secondary market transactions in the notes to the extent permitted by applicable law.

      See "Plan of Distribution" on page 36 of the accompanying prospectus.

                    TAX CONSEQUENCES TO UNITED STATES HOLDERS

      For a general summary of the principal United States federal income and estate tax consequences of the ownership and disposition of the notes, please see the section of the accompanying prospectus, "Tax Consequences to United States Holders."

                                    EXHIBIT E

                        Master Selected Dealer Agreement

Dear :

      In connection with public offerings of securities after the date hereof for which we are acting as manager of an underwriting syndicate or are otherwise responsible for the distribution of securities to the public by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

      1. Applicability of this Agreement. The terms and conditions of this Agreement shall be applicable to any public offering of securities ("Securities"), pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein Incapital LLC clearing through Pershing, LLC (the "Account") (acting for its own Account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers ("Selected Dealers") and has expressly informed you that such terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an "Offering". In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.

      2. Conditions of Offering; Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of written communication ("Written Communication", which term, in the case of any Offering described in Section 3(a) or 3(b) hereof, may include a prospectus or offering circular) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in
Section 3(c) hereof) of any Offering in which you are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Incapital LLC, One North LaSalle Street, Suite 3500, Chicago, Illinois 60602 (Fax: (312) 379-3701). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day's prior notice to you, by certified or official bank check, in an amount equal to the Public Offering Prices (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in New York Clearing House funds to the order of Pershing, LLC clearing for the account of Incapital LLC, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

      3.    Representations, Warranties and Agreements.

      (a) Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act ("Registered Offering"), we shall provide you with such number of copies of each preliminary prospectus and of the final prospectus relating thereto as you may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable rules and regulations of the Securities and Exchange Commission thereunder. You represent and warrant that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith. You agree to make a record of your distribution of each preliminary prospectus and, when furnished with copies of any revised preliminary prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a preliminary prospectus. You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.

      (b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, we shall provide you with such number of copies of each preliminary offering circular and of the final offering circular relating thereto as you may reasonably request. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

      (c) Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the "Public Offering Price", the "Concession" and the "Reallowance". With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 4 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the "Concession." If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") and who are either members in good standing of the NASD or foreign banks, dealers or institutions not eligible for membership in the NASD who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in
Section 3(e) hereof.

      (d) Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker's commissions or dealer's mark-up, if any, paid in connection with such purchase or contract to purchase.

      (e) NASD. You represent and warrant that you are actually engaged in the investment banking or securities business and either a member in good standing of the NASD or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the NASD's interpretation with respect to free riding and withholding. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the NASD's interpretation with respect to review of corporate financing as such requirements relate to such Offering.

      You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of Rule 2740 of the Conduct Rules of the NASD and (2) if you are a non-NASD member broker or dealer in a foreign country, you will also comply (a), as though you were an NASD member, with the provisions of Rules 2730 and 2750 thereof and (b) with Rule 2420 thereof as that section applies to a non-NASD member broker or dealer in a foreign country.

      You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

      (f) Relationship among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

      (g) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.

      (h) Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable laws, rules and regulations specified in Section 3(b) hereof.

      Furthermore, you acknowledge and agree that certain Offerings of Securities (i) may be made in the United States only and/or (ii) may be offerings of Securities of an affiliate of a United States bank but are not savings accounts, deposits or other obligations of any such bank and would not be guaranteed by such bank or insured by the Federal Deposit Insurance Corporation or any other governmental agency.

      4. Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in
Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

      5. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in
Section 1 hereof, and the respective successors and assigns of each of them.

      6. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Illinois.

      Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

                                                Very truly yours,

                                                By: ____________________________
                                                    Phillip E. Johnson
                                                    Chief Operating Officer

CONFIRMED: ______________________, 20___

COMPANY NAME

By: ____________________________________

Name: __________________________________
      (Print name)

Title: _________________________________